Filed with the Securities and Exchange Commission on July 12, 2018
Registration No. 333-225676

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Auris Medical Holding AG
(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant’s name into English)

Switzerland	2834	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Bahnhofstrasse 21
6300 Zug, Switzerland
+41 (0)41 729 71 94
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Agent for Service of Process Info
Cogency Global, Inc.
10 East 40th Street, 10th Floor
New York, NY 10016
(212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Sophia Hudson Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	Oded Har-Even, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price per Unit(1)	Amount Of Registration Fee(9)
Units consisting of: • Common shares, nominal value CHF 0.02 per share(2)(4) • Series A Warrants to purchase common shares, nominal value CHF 0.02 per share(3) • Series B Warrants to purchase common shares, nominal value CHF 0.02 per share(3)	$7,194,871	$895.76
Units consisting of: • Pre-Funded warrants to purchase common shares(4)(5) • Series A Warrants to purchase common shares, nominal value CHF 0.02 per share(3) • Series B Warrants to purchase common shares, nominal value CHF 0.02 per share(3)	—	—
Common shares, nominal value CHF 0.02 per share, issuable upon exercise of the pre-funded warrants(2)(6)	—	—
Common shares, nominal value CHF 0.02 per share, issuable upon exercise of the Series A warrants(2)(7)	$2,770,024	$344.87
Common shares, nominal value CHF 0.02 per share, issuable upon exercise of the Series B warrants(2)(8)	$1,978,588	$246.33
Total		$1,486.96

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes common shares, Series A warrants, Series B warrants and pre-funded warrants to be sold upon exercise of the underwriters’ option to purchase additional common shares, Series A warrants, Series B warrants and pre-funded warrants. See “Underwriting.”

(2)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)
No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)
The proposed maximum offering price of the common shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units consisting of common shares, Series A warrants and Series B warrants and the units consisting of pre-funded warrants (including the common shares issuable upon exercise of the pre-funded warrants), Series A warrants and Series B warrants if any, is $7,194,871.

(5)
The Registrant may issue pre-funded warrants to purchase shares of common shares in the offering. The purchase price of each unit consisting of a pre-funded warrant, Series A warrant and Series B warrant will equal the price per unit at which units of common shares, Series A warrants and Series B warrants are being sold to the public in this offering, minus CHF 0.05, and the exercise price of each pre-funded warrant will equal CHF 0.05 per share.

(6)
No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.

(7)
The Series A warrants are exercisable at a per share exercise price equal to 110% of the public offering price (payable in Swiss Francs, calculated using the exchange rate on the date of this prospectus) of one unit consisting of a common share, Series A warrant and Series B warrant. The proposed maximum aggregate public offering price of the common shares issuable upon exercise of the Series A warrants was calculated to be $2,770,024, which is equal to 110% of  $2,518,204 (which is 35% of  $7,194,871 since each Series A warrant included in each unit consisting of a common share, Series A warrant and Series B warrant and in each unit consisting of a pre-funded warrant, Series A warrant and Series B warrant is a warrant to purchase 35% of one common share).

(8)
The Series B warrants are exercisable at a per share exercise price equal to 110% of the public offering price (payable in Swiss Francs, calculated using the exchange rate on the date of this prospectus) of one unit consisting of a common share, Series A warrant, and Series B warrant. The proposed maximum aggregate public offering price of the common shares issuable upon exercise of the Series B warrants was calculated to be $1,978,588, which is equal to 110% of $1,798,717 (which is 25% of  $7,194,871 since each Series B warrant included in each unit consisting of a common share, Series A warrant and Series B warrant and in each unit consisting of a pre-funded warrant, Series A warrant and Series B warrant is a warrant to purchase 25% of one common share).

(9)
Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY 12, 2018

10,256,410 Common Shares
Pre-Funded Warrants to Purchase Common Shares
Series A Warrants to Purchase 3,589,743 Common Shares
Series B Warrants to Purchase 2,564,102 Common Shares

We are offering 10,256,410 of our common shares, Series A warrants, each Series A warrant entitling the holder to purchase 0.35 of a common share (each a “Series A warrant”) at an exercise price per whole common share equal to 110% of the public offering price of a common share unit (as defined below), payable in Swiss Francs calculated using the exchange rate on the date of this prospectus and Series B warrants, each Series B warrant entitling the holder to purchase 0.25 of a common share (each a “Series B warrant”) at an exercise price per whole common share equal to 110% of the public offering price of a common share unit (as defined below), payable in Swiss Francs calculated using the exchange rate on the date of this prospectus. The exercise price of the Series B warrants is subject to adjustment in the event that we issue certain securities at any time while the Series B warrants are outstanding. See “Description of Series B Warrants — Exercise Price.” The Series A warrants will become exercisable upon issuance, and will expire seven years after issuance. The Series B warrants will become exercisable upon issuance, and will expire on June 18, 2020. We are also offering the common shares that are issuable upon the exercise of the Series A warrants and Series B warrants offered hereby.
We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding common shares. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. Each pre-funded warrant will become exercisable upon issuance and will expire on June 18, 2020. This offering also relates to the common shares issuable upon exercise of any pre-funded warrants offered hereby.
The common shares and the accompanying Series A warrants and Series B warrants will be sold in units (each, a “common share unit”) and the pre-funded warrants and the accompanying Series A warrants and Series B warrants will be sold in units (each, a “pre-funded warrant unit” and, together with the common share units, the “units”), with each common share unit consisting of one common share, one Series A warrant to purchase 0.35 of a common share and one Series B warrant to purchase 0.25 of a common share and each pre-funded warrant unit consisting of one pre-funded warrant, one Series A warrant to purchase 0.35 of a common share and one Series B warrant to purchase 0.25 of a common share. Each common share unit will be sold at a price of  $     per unit.
The purchase price of each pre-funded warrant unit will equal the price per unit at which common share units are being sold to the public in this offering, minus CHF 0.05, and the exercise price of each pre-funded warrant will equal CHF 0.05 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full, although the pre-funded warrants will expire on June 18, 2020. For each pre-funded warrant unit we sell, the number of common share units we are offering will be decreased on a one-for-one basis. As a result, because each common share unit and each pre-funded warrant unit includes a warrant, the number of warrants sold in this offering will not change due to a change in the mix of the common share units and pre-funded warrant units sold in this offering. The units will be mandatorily separable immediately upon issuance.
Our common shares are listed on the Nasdaq Capital Market under the symbol “EARS”. On July 9, 2018, the last reported sale price of our common shares on the Nasdaq Capital Market was $0.61 per common share. The public offering price per unit will be determined between us, the underwriters and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common shares.
The Series A warrants, Series B warrants and pre-funded warrants are not and will not be listed for trading on the Nasdaq Capital Market, or any other securities exchange or nationally recognized trading system. There is no market through which the Series A warrants, Series B  warrants or pre-funded warrants may be sold, and purchasers may not be able to resell the Series A warrants, Series B warrants or pre-funded warrants purchased under this prospectus. This may affect the pricing of the Series A warrants, Series B warrants or prefunded warrants in the secondary market, the transparency and availability of trading prices, and the liquidity of the Series A warrants, Series B warrants or pre-funded warrants.
We are an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an “Emerging Growth Company and a Foreign Private Issuer.”
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
	Per Common Share Unit(1)	Per Pre-Funded Warrant Unit(1)	Total
Public offering price	$	$	$
Underwriting discounts and commissions(2)	$	$	$
Proceeds, before expenses, to us(3)	$	$	$

(1)
The public offering price and underwriting discounts and commissions correspond to a public offering price per common share of  $    , a public offering price per Series A warrant of  $0.01, a public offering price per Series B  warrant of  $0.01 and a public offering price per pre-funded warrant of  $    .

(2)
See “Underwriting” for a description of compensation payable to the underwriters.

(3)
The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the pre-funded warrants, the Series A warrants or the Series B warrants being issued in this offering.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus to purchase up to an additional 1,538,461 common shares and/or additional Series A warrants to purchase up to 538,461 common shares and/or additional Series B warrants to purchase up to 384,615 common shares from us to cover over-allotments.
Delivery of the common share units and the pre-funded warrant units, if any, is expected to be made on or about            , 2018.
A.G.P.
Prospectus dated            , 2018

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Auris Medical Holding AG” or “Auris,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Auris Medical Holding AG, together with its subsidiaries, prior to our corporate reorganization by way of the Merger (as defined below) on March 13, 2018 (i.e. to the transferring entity), and to Auris Medical Holding AG (formerly Auris Medical NewCo Holding AG), together with its subsidiaries after the Merger (i.e. to the surviving entity). The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners.
Unless indicated or the context otherwise requires, all references in this prospectus to our common shares as of any date prior to March 13, 2018 refer to our common shares (having a nominal value of CHF 0.40 each) prior to the 10:1 “reverse stock split” effected through the Merger and all references to our common shares as of, and after, March 13, 2018 refer to our common shares (having a nominal value of CHF 0.02 each) after the 10:1 “reverse stock split” effected through the Merger.
The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss Franc” and “CHF” refer to the legal currency of Switzerland.

We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters have not authorized any other person to provide you with different or additional information. Neither we nor the underwriters are making an offer to sell the common shares, Series A warrants, Series B warrants and pre-funded warrants in any jurisdiction
i

where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common shares, Series A warrants, Series B warrants and pre-funded warrants. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
ii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus or incorporated by reference herein, before deciding to invest in our securities.
Our Business
We are a clinical-stage biopharmaceutical company focused on the development of novel products that address important unmet medical needs in neurotology and mental health supportive care. We are focusing on the development of intranasal betahistine for the treatment of vertigo (AM-125) and for the treatment of antipsychotic-induced weight gain and somnolence (AM-201). This program is currently in Phase 1. In addition, we have two Phase 3 programs under development: (i) Keyzilen® (AM-101), which is being developed for the treatment of acute inner ear tinnitus and (ii) AM-111, which is being developed for the treatment of acute inner ear hearing loss. AM-111 has been granted orphan drug status by the FDA and the EMA and has been granted fast track designation by the FDA.
Recent Developments
Launch of Project AM-201
On May 15, 2018, we announced the expansion of our intranasal betahistine development program beyond the treatment of vertigo into mental health supportive care indications. Under project code AM-201 we intend to develop intranasal betahistine for the treatment of weight gain and drowsiness (somnolence), which are major side effects of many antipsychotic drugs. As we focus on advancing our AM-125 and AM-201 programs with intranasal betahistine, we announced at the same time that we plan to move forward with our late-stage programs AM-111 for the treatment of acute inner ear hearing loss and AM-101 for the treatment of acute inner ear tinnitus through strategic partnering and with non-dilutive funding.
Scientific Advice from EMA on Development Plan and Regulatory Pathway for AM-111
On May 7, 2018, we announced that we had received positive Scientific Advice from the Committee for Medicinal Products for Human Use (“CHMP”) of the European Medicines Agency (“EMA”) related to the development plan and regulatory pathway for AM-111. The Scientific Advice (Protocol Assistance) had been requested by us following the results of the HEALOS phase 3 trial. The EMA reviewed our proposed concept for a single pivotal trial with AM-111 0.4 mg/mL in patients suffering from acute profound hearing loss, which builds to a large extent on the design and outcomes from HEALOS. The EMA endorsed the proposed trial design, choice of efficacy and safety endpoints, as well as the statistical methodology. In addition, the EMA provided important guidance on the regulatory path forward and the maintenance of AM-111’s orphan drug designation. We announced our plans to discuss the development plan and regulatory path forward also with the FDA through a request for a Type C meeting.
TACTT3 Trial
On March 13, 2018, we announced preliminary top-line data from the TACTT3 trial which indicated that the study had not met its primary efficacy endpoint of a statistically significant improvement in the Tinnitus Functional Score from baseline to Day 84 in the active treated group compared to placebo either in the overall population or in the otitis media subpopulation. On May 15, 2018, we announced that further investigation of the trial’s outcomes confirmed these preliminary results and that we believe that the lack of separation between the active- and placebo-treated groups may be due to certain elements of the study design and conduct.
HEALOS Trial Results
On November 28, 2017, we announced that the HEALOS Phase 3 clinical trial that investigated AM-111 in the treatment of acute inner ear hearing loss did not meet the primary efficacy endpoint of a statistically significant improvement in hearing from baseline to Day 28 compared to placebo for either active treatment groups in the overall study population. However, a post-hoc analysis of the subpopulation with profound acute hearing loss revealed a clinically and statistically significant improvement in the AM-111 0.4 mg/mL treatment group. On January 4, 2018, we announced that further analyses on the basis of the HEALOS full data set provided additional confirmation of and support for AM-111’s otoprotective effects in the profound acute hearing loss subpopulation. Patients treated with AM-111 0.4 mg/mL showed a statistically significantly lower incidence of no hearing improvement (defined as less than 15 dB) compared to placebo by Day 91 (11.4 vs. 38.2%, risk ratio 0.30, p=0.012). They also had a lower incidence of no marked hearing improvement (defined as less than 30 dB) (28.6 vs. 50.0%, risk ratio 0.57, p=0.087). In addition, the significant improvement in pure tone hearing in the AM-111 0.4 mg/mL group was coupled with superior improvement in speech discrimination as the score of correctly recognized words improved by 49.2 percentage points to Day 91 compared to 30.4 percentage points in the placebo group (p=0.062). We plan to discuss the HEALOS results and the regulatory pathway with health authorities.
Nasdaq Listing Requirements and Merger
The quantitative listing standards of the Nasdaq Capital Market require, among other things, that listed companies maintain a minimum closing bid price of  $1.00 per share. To address our non-compliance with the minimum closing bid price requirement, on March 13, 2018, Auris Medical Holding AG merged into Auris Medical NewCo Holding AG (the “Merger”), a newly incorporated, wholly-owned Swiss subsidiary (“Auris NewCo”) following shareholder approval at an extraordinary general meeting of shareholders held on March 12, 2018. Following the Merger, Auris NewCo, the surviving company had a share capital of CHF 122,347.76, divided into 6,117,388 common shares with a nominal value of CHF 0.02 each. Pursuant to the Merger, our shareholders received one common share with a nominal value of CHF 0.02 of Auris NewCo for every 10 common shares in Auris Medical Holding AG held prior to the Merger, effectively resulting in a “reverse share split” at a ratio of 10-for-1. Auris NewCo changed its name to “Auris Medical Holding AG” as part of the consummation of the Merger, effective March 13, 2018. On March 14, 2018 the common shares of Auris NewCo began trading on the Nasdaq Capital Market under the trading symbol “EARS.” In a letter dated March 28, 2018, Nasdaq notified us that we had regained compliance with Listing Rule 5550(a)(2) and that the matter was closed.
In addition to the minimum closing bid price requirement, we are required to comply with certain other Nasdaq continued listing requirements, including a series of financial tests relating to shareholder equity, market value of listed securities and number of market makers and shareholders. If we fail to maintain compliance with any of those requirements, our common shares could be delisted from Nasdaq’s Capital Market. On January 11, 2018, we received a letter from Nasdaq indicating that we have been provided an initial period of 180 calendar days, or until July 10, 2018 to regain compliance with Nasdaq’s listing requirements. As of the date of this prospectus, we have not regained compliance with the Nasdaq listing requirements relating to shareholder equity and/or market value of listed securities. Even if we regain compliance with such test, we cannot assure you that Nasdaq will not delist our common shares from trading on its exchange.
Amendment of Hercules Loan and Security Agreement
On April 5, 2018, we entered into an agreement with Hercules Capital, Inc. (“Hercules”) whereby the terms of our Loan and Security Agreement (the “Loan and Security Agreement”) with Hercules were amended to eliminate the $5 million liquidity covenant in exchange for a repayment of  $5 million principal amount outstanding under the Loan and Security Agreement. As of June 29, 2018, $3.8 million was outstanding under the Loan and Security Agreement.
Committed Equity Financing
On May 2, 2018, we entered into a purchase agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with LPC Capital Fund LLC (“LPC”). Pursuant to the Purchase Agreement, LPC has agreed to subscribe for up to $10,000,000 of our common shares over the 30-month term of the Purchase Agreement.

Upon satisfaction of the conditions in the Purchase Agreement, including that the registration statement of which this prospectus is a part is declared effective by the United States Securities and Exchange Commission (“SEC”) and a final prospectus in connection therewith is filed by the SEC (the “Commencement”), we will have the right, from time to time at our sole discretion over the 30-month period from and after the Commencement, to require LPC to subscribe for up to 250,000 of our common shares, subject to adjustments as set forth below (such maximum number of shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”; each such purchase, a “Regular Purchase”); provided, however, that (i) the Regular Purchase Share Limit shall be increased to 300,000 of our common shares if the total number of outstanding common shares on the purchase date exceeds 10,000,000, (ii) the Regular Purchase Share Limit shall be increased to 350,000 of our common shares if the closing sale price of our common shares is not below $1.00 on the purchase date and the total number of outstanding common shares on the purchase date exceeds 12,500,000 and (iii) the Regular Purchase Share Limit shall be increased to 400,000 of our common shares if the closing sale price of our common shares is not below $1.00 on the purchase date and the total number of outstanding common shares on the purchase date exceeds 15,000,000. The Regular Purchase Share Limit is subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring LPC to subscribe for common shares at an aggregate purchase price equal to or greater than $100,000 in any single Regular Purchase, then the Regular Purchase Share Limit for such Regular Purchase will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $100,000. We may not require LPC to purchase in any single Regular Purchase common shares having an aggregate purchase price greater than $1,000,000. We may not issue any of our common shares as a Regular Purchase on a date in which the closing sale price of our common shares is below $0.25 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction). The purchase price for Regular Purchases shall be equal to the lesser of  (i) the lowest sale price of our common shares on the applicable purchase date and (ii) the average of the three lowest closing sale prices of our common shares during the 10 business days immediately prior to the applicable purchase date, as reported on the Nasdaq Capital Market.
We also have the right, at our sole discretion, to require LPC to make tranche purchases of up to $2,000,000 in separate tranches of not less than $100,000 and up to $500,000 for each purchase, at a purchase price equal to the lesser of  (i) $5.00 per common share or (ii) 96% of the purchase price, provided that (a) the closing price of the common shares is not below $1.00 and (b) the total number of outstanding common shares exceeds 12,500,000. We can deliver notice for a tranche purchase at any time, so long as at least 15 business days have passed since a tranche purchase was completed.
In all instances, we may not issue common shares to LPC under the Purchase Agreement if it would result in LPC beneficially owning more than 4.99% of our outstanding common shares.
The Purchase Agreement contains customary representations, warranties and agreements of the parties, certain limitations and conditions to completing future sale transactions, indemnification rights of LPC and other obligations of the parties. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. We issued LPC a cash commitment fee of  $250,000 for entering into this commitment.
The net proceeds under the Purchase Agreement will depend on the frequency and prices at which we issue our common shares to LPC. We expect that any proceeds received by us from such issuances to LPC will be used for working capital and general corporate purposes. We have the right to terminate the Purchase Agreement at any time for any reason upon one business day’s written notice to LPC.
Offering of Common Shares and Warrants
On January 26, 2018, we entered into a purchase agreement with certain investors providing for the issuance and sale by us of 12,499,999 of our common shares. The common shares were offered pursuant to an effective shelf registration statement on Form F-3, which was initially filed with the Securities and Exchange Commission on September 1, 2015 and declared effective on September 10, 2015 (File No. 333-206710).

In a concurrent private placement, we issued to the same investors warrants to purchase up to 7,499,999 of our common shares in the aggregate. The warrants became exercisable immediately upon their issuance on January 30, 2018, at an exercise price of  $0.50 per common share, and expire of January 30, 2025. Following the consummation of the Merger, the warrants became exercisable for an aggregate of 750,002 of our common shares (assuming we decide to round up fractional common shares to the next whole common share), at an exercise price of  $5.00 per common share. We refer to such warrants as the “January 2018 Warrants”.
Capital Increase
On June 7, 2018, we convened an extraordinary general meeting of shareholders for June 28, 2018 to consider an ordinary share capital increase and certain changes to our Articles of Association to increase our authorized share capital and our conditional share capital for financing purposes (collectively, the “Capital Increase”). The respective proposals of the board of directors were approved by the extraordinary general meeting of shareholders of June 28, 2018. See “Description of Share Capital and Articles of Association” for a description of the amendments.
Corporate Information
We are a stock corporation organized under the laws of Switzerland. We began our current operations in 2003. On April 22, 2014, we changed our name from Auris Medical AG to Auris Medical Holding AG and transferred our operational business to our newly incorporated subsidiary Auris Medical AG, which is now our main operating subsidiary. On March 13, 2018, we effected a corporate reorganization through the Merger into a newly formed holding company for the purpose of effecting the equivalent of a 10:1 “reverse share split.” Our principal office is located at Bahnhofstrasse 21, 6300 Zug, Switzerland, telephone number +41 (0)41 729 71 94.
We maintain a website at www.aurismedical.com where general information about us is available. Investors can obtain copies of our filings with the SEC from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.
Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer
We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.
We may take advantage of these provisions for up to five years from our initial public offering in 2014 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common shares held by non-affiliates or issue more than $1.0 billion of non-convertibledebt over a three- year period. We may choose to take advantage of some but not all of these reduced burdens.
We currently report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with foreign private issuer (“FPI”) status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

THE OFFERING
This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our common shares, Series A warrants, Series B  warrants and pre-funded warrants. You should carefully read this entire prospectus before investing in our common shares, Series A warrants, Series B warrants and pre-funded including “Risk Factors,” our consolidated financial statements and the documents incorporated herein.
Issuer
Auris Medical Holding AG
Common shares offered by us
We are offering 10,256,410 common shares, assuming no sale of pre-funded warrants.
Series A Warrants offered by us
Common share warrants, each Series A warrant entitling the holder to purchase 0.35 of a common share at an exercise price per whole common share equal to 110% of the public offering price of a common share unit, payable in Swiss Francs calculated using the exchange rate on the date of this prospectus for an aggregate of 3,589,743 common shares. The Series A warrants will be exercisable upon issuance and will expire seven years after issuance. See “Description of Series A Warrants.” This prospectus also relates to the offering of the common shares issuable upon the exercise of the Series A warrants offered hereby.
The Series A warrants are not and will not be listed for trading on the Nasdaq Capital Market, or any other securities exchange or nationally recognized trading system.
Series B Warrants offered by us
Common share warrants, each Series B warrant entitling the holder to purchase 0.25 of a common share at an exercise price per whole common share equal to 110% of the public offering price of a common share unit, payable in Swiss Francs calculated using the exchange rate on the date of this prospectus for an aggregate of 2,564,102 common shares. The exercise price of the Series B warrants is subject to adjustment in the event that we issue certain securities at any time while the Series B warrants are outstanding. The Series B warrants will be exercisable upon issuance and will expire on June 18, 2020. See “Description of Series B Warrants.” This prospectus also relates to the offering of the common shares issuable upon the exercise of the Series B warrants offered hereby.
The Series B warrants are not and will not be listed for trading on the Nasdaq Capital Market, or any other securities exchange or nationally recognized trading system.
Pre-Funded Warrants offered by us
We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding common shares. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The exercise price of each pre-funded warrant will be CHF 0.05 per share. Each pre-funded warrant will become exercisable upon issuance and will expire on June 18, 2020. See “Description of Pre-Funded Warrants.” This prospectus also relates to the offering of the common shares issuable upon exercise of the pre-funded warrants offered hereby.
Common Share Units
The common shares and accompanying Series A warrants and Series B warrants will be sold in units, with each unit consisting of one common share, one Series A warrant to purchase 0.35 of a common share and one Series B warrant to purchase 0.25 of a common share. Each common share unit will be sold at a price of  $          per unit. The common share units will be mandatorily separable immediately upon issuance.
Pre-Funded Warrant Units
The pre-funded warrants and accompanying warrant will be sold in units, with each unit consisting of one pre-funded warrant, one Series A warrant to purchase 0.35 of a common share and one Series B warrant to purchase 0.25 of a common share. The purchase price of each pre-funded warrant unit will equal the price at which each common share unit is being sold to the public in this offering, minus CHF 0.05. The pre-funded warrant units will be mandatorily separable immediately upon issuance.
For each pre-funded warrant unit we sell the number of common share units we are offering will be decreased on a one-for-one basis.
Voting rights
Our common shares have one vote per common share.
Over-allotment option
We have granted the underwriters the right to purchase up to an additional 1,538,461 common shares (at an assumed public offering price of  $0.61 per common share unit (which was the last reported sale price of our common shares on the Nasdaq Capital Market on July 9, 2018) and/or additional Series A warrants to purchase up to 538,461 common shares and/or additional Series B warrants to purchase up to 384,615 common shares from us within 30 days of the date of this prospectus to cover over-allotments, if any, in connection with this offering.
Common shares to be outstanding immediately after the offering
16,373,798 common shares (at an assumed public offering price of  $0.61 per common share unit (which was the last reported sale price of our common shares on the Nasdaq Capital Market on July 9, 2018) and assuming no sale of the pre-funded warrants and that none of the Series A warrants or Series B warrants are exercised). If the underwriters’ over-allotment option is exercised in full, the total number of common shares outstanding immediately after this offering would be 17,912,259 (at an assumed public offering price of $0.61 per common share unit (which was the last reported sale price of our common shares on the Nasdaq Capital Market on July 9, 2018) and assuming no sale of the pre-funded warrants and that none of the Series A warrants or Series B  warrants are exercised).
Nasdaq Capital Market symbol and trading
Our common shares are listed on the Nasdaq Capital Market under the symbol “EARS.” There is no established trading market for the pre-funded warrants, Series A warrants or Series B warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants, Series A warrants or Series B warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants, Series A warrants and Series B warrants will be limited. See “Risk Factors.”
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $5.4 million, based on an assumed public offering price of  $0.61 per common share unit, which is the last reported sale price on the Nasdaq Capital Market on July 9, 2018 as set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses and assuming no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of the Series A warrants and Series B warrants. The public offering price per unit will be determined between us, the underwriters and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common shares. We intend to use the net proceeds from the issuance of common shares for working capital and general corporate purposes. See “Use of Proceeds.”
Dividend policy
We have never paid or declared any cash dividends on our shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. See “Dividend Policy.”
Lock-up agreements
We have agreed with the underwriters, subject to certain exceptions, not to offer, sell, or dispose of any common shares or securities convertible into or exchangeable or exercisable for any common shares during the 90-day period following the date of this prospectus. Our directors and executive officers have agreed to substantially similar lock-up provisions, subject to certain exceptions. See “Underwriting.”
Risk factors
An investment in our securities involves a high degree of risk. Please refer to “Risk Factors” in this prospectus and under “Item 3. Key Information — D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2017, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our securities.
The number of our common shares outstanding after this offering is based on 6,117,388 common shares outstanding as of March 31, 2018 and excludes:

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915,000 of our common shares available for issuance pursuant to our conditional share capital for equity incentive plans pursuant to our amended and restated articles of association, including 151,057 of our common shares issuable upon the exercise of options outstanding as of March 31, 2018 at a weighted average exercise price of  $16.82 per common share;

•
2,135,000 (or 8,760,175 once the Capital Increase is effected) of our common shares available for issuance pursuant to our conditional share capital for warrants and convertible bonds pursuant to our amended and restated articles of association, including 15,673 common shares issuable upon the exercise of a warrant issued to Hercules at an exercise price of  $39.40 per common share, 794,500 common shares issuable upon exercise of warrants issued on February 21, 2017 in a public offering at an exercise price of US$12.00 per common share and 750,002 common shares issuable upon the exercise of the January 2018 Warrants (each as adjusted, as a result of the “reverse share split” effected through the Merger); and

•
3,050,000 (or 9,675,175 once the Capital Increase is effected) common shares available for issuance pursuant to our authorized capital pursuant to our amended and restated articles of association.

Unless otherwise indicated, all information contained in this prospectus assumes:
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no exercise of the options described above;

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no exercise of the option granted to the underwriters to purchase up to 1,538,461 additional common shares and/or additional Series A warrants to purchase up to 538,461 common shares and/or additional Series B warrants to purchase up to 384, 615 common shares from us to cover over-allotments, if any, in connection with the offering; and

•
no investor has elected to purchase pre-funded warrants in lieu of common shares and no exercise of the Series A warrants and Series B warrants.

RISK FACTORS
Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and in “Item 3. Key Information — D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2017, incorporated by reference herein, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our securities. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described in the following risk factors actually occur, our business, financial condition and results of operations would suffer. In that event, the price of our common shares could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”
Risks Related to this Offering
We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may disagree.
We intend to use the net proceeds we receive from this offering for working capital and general corporate purposes. Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common shares.
You may not be able to resell your Series A warrants, Series B warrants or pre-funded warrants or obtain any return on your investment.
There is no established trading market for the Series A warrants, Series B warrants or pre-funded warrants being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the Series A warrants, Series B warrants or pre-funded warrants on any securities exchange or other nationally recognized trading system, and you may not be able to resell your Series A warrants, Series B warrants or pre-funded warrants. If your Series A warrants, Series B warrants or prefunded-warrants cannot be resold, you will have to depend upon any appreciation in the value of our common shares over the exercise price of the Series A warrants or Series B warrants or over the public offering price plus the exercise price of the pre-funded warrants in order to realize a return on your investment in the warrants or pre-funded warrants. Additionally, under the terms of the Series A warrants, Series B warrants and pre-funded warrants, if there is no effective registration statement permitting the issuance of common shares upon exercise of the Series A warrants, Series B warrants or pre-funded warrants, a holder may not exercise the purchase rights represented by the Series A warrants, Series B warrants or pre-funded warrants unless such holder, at the time of such exercise, is an “accredited investor” as defined in Regulation D under the Securities Act, and such holder, at the Company’s request, represents the same to the Company in writing. In such an event, if you are not an “accredited investor” you will not be able to exercise the purchase rights represented by the Series A warrants, Series B warrants or pre-funded warrants and may not be able to realize a return on your investment in the Series A warrants, Series B warrants or pre-funded warrants. We cannot assure you that you will be able to obtain any return on your investment in our securities; and you may lose all of your investment.
The pre-funded warrants, Series A warrants and Series B warrants are speculative in nature.
Neither the pre-funded warrants nor the Series A warrants nor the Series B warrants offered hereby confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may exercise their right to acquire common shares and pay an exercise price of CHF 0.05 per common share and holders of the Series A warrants and the Series B warrants may exercise their right to acquire common shares and pay an exercise price per common share of 110% of the public offering price of the common share units in this offering, in each case payable in Swiss Francs calculated using the exchange rate on the date of this prospectus. Additionally, the exercise price of the Series B warrants is subject to adjustment in the event that we issue certain securities at any time while the Series B warrants are outstanding. See “Description of Series B Warrants — Exercise Price.” Moreover, following this offering, the market value of the pre-funded warrants, Series A warrants and Series B warrants is uncertain and there can be no assurance that the market value of the pre-funded warrants, Series A warrants or the Series B warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common shares will ever equal or exceed the public offering price plus the exercise price of the pre-funded warrants or the exercise price of the Series A warrants or Series B warrants, and consequently, whether it will ever be profitable for holders of the pre-funded warrants to exercise the pre-funded warrants, the holders of the Series A warrants to exercise the Series A warrants or the holders of the Series B warrants to exercise the Series B warrants.
Provisions of the Series A warrants, Series B warrants and pre-funded warrants offered by this prospectus could discourage an acquisition of us by a third party.
Certain provisions of the pre-funded warrants, the Series A warrants and the Series B warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The pre-funded warrants, the Series A warrants and the Series B warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the pre-funded warrants, the Series A warrants and the Series B warrants. These and other provisions of the pre-funded warrants, the Series A warrants and the Series B warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.
Investors will have no rights as a shareholder with respect to their Series A warrants, Series B warrants or pre-funded warrants until they exercise their Series A warrants, Series B warrants or pre-funded warrants and acquire our common shares.
Until you acquire our common shares upon exercise of your Series A warrants, Series B warrants or pre-funded warrants (each of which require receipt by the Company of the duly executed exercise notice as well as receipt of the exercise price in accordance with Swiss law), you will have no rights with respect to the common shares underlying such Series A warrants, Series B warrants or pre-funded warrants except as set forth in the Series A warrants, Series B warrants or pre-funded warrants, as applicable. Upon exercise of your Series A warrants, Series B warrants or pre-funded warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.
If you purchase units in this offering, you will suffer immediate dilution of your investment.
The public offering price of our common shares is substantially higher than the as adjusted net tangible book value per common share. Therefore, if you purchase units in this offering, you will pay a price per common share that substantially exceeds our as adjusted net tangible book value per common share after this offering. To the extent outstanding options are exercised, you will incur further dilution. Based on the assumed public offering price of  $0.61 per common share unit, assuming no pre-funded warrants are sold in this offering and excluding the common shares issuable upon exercise of the Series A warrants and Series B warrants being offered in this offering, you will experience immediate dilution of  $0.52 per common share, representing the difference between our as adjusted net tangible book value per common share after giving effect to this offering and the public offering price. See “Dilution.”
In addition, to the extent that outstanding stock options or warrants (including the exercise of any pre-funded warrants, Series A warrants or Series B warrants) have been or may be exercised or other shares issued, you may experience further dilution.
The exercise price of the pre-funded warrants, Series A warrants and Series B warrants offered by this prospectus will not be adjusted for certain dilutive events.
The exercise price of the pre-funded warrants, the Series A warrants and the Series B warrants offered by this prospectus is subject to adjustment for certain events, including, but not limited to, certain issuances of capital stock, options, convertible securities and other securities. However, the exercise prices will not be adjusted for dilutive issuances of securities considered “excluded securities” and there may be transactions or occurrences that may adversely affect the market price of our common shares or the market value of such pre-funded warrants, Series A warrants and Series B warrants without resulting in an adjustment of the exercise prices of such pre-funded warrants, Series A warrants or Series B warrants.
Our common shares may be involuntarily delisted from trading on The Nasdaq Capital Market if we fail to comply with the continued listing requirements. A delisting of our common shares is likely to reduce the liquidity of our common shares and may inhibit or preclude our ability to raise additional financing.
We are required to comply with certain Nasdaq continued listing requirements, including a series of financial tests relating to shareholder equity, market value of listed securities and number of market makers and shareholders. If we fail to maintain compliance with any of those requirements, our common shares could be delisted from the Nasdaq Capital Market. On January 11, 2018, we received a letter from Nasdaq indicating that we have been provided an initial period of 180 calendar days, or until July 10, 2018 to regain compliance with Nasdaq’s listing requirements. As of the date of this prospectus, we have not regained compliance with the Nasdaq listing requirement relating to shareholder equity and/or market value of listed securities. Even if we regain compliance with such test, we cannot assure you that Nasdaq will not delist our common shares from trading on its exchange.
If, for any reason, Nasdaq should delist our common shares from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:
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the liquidity of our common shares;

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the market price of our common shares;

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our ability to obtain financing for the continuation of our operations;

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the number of institutional and general investors that will consider investing in our common shares;

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the number of investors in general that will consider investing in our common shares;

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the number of market makers in our common shares;

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the availability of information concerning the trading prices and volume of our common shares; and

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the number of broker-dealers willing to execute trades in shares of our common shares.

In the event that our common shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common shares because they may be considered penny stocks and thus be subject to the penny stock rules.
The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our common shares have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common shares, which could severely limit the market liquidity of such common shares and impede their sale in the secondary market.
A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of  $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.
Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
We report under IFRS in Swiss Francs. None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.
We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.
MARKET AND INDUSTRY DATA
This prospectus contains industry, market, and competitive position data that are based on industry publications and studies conducted by third parties as well as our own internal estimates and research. These industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that constitute forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to:
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our operation as a development-stage company with limited operating history and a history of operating losses;

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our need for substantial additional funding to continue the development of our product candidates before we can expect to become profitable from sales of our products;

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the outcome of our review of strategic options and of any action that we may pursue as a result of such review;

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our dependence on the success of AM-125, AM-201, Keyzilen® (AM-101) and AM-111, which are still in clinical development and may eventually prove to be unsuccessful;

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the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

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the chance our clinical trials may not be completed on schedule, or at all, as a result of factors such as delayed enrollment or the identification of adverse effects;

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uncertainty surrounding whether any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized;

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if our product candidates obtain regulatory approval, our being subject to expensive, ongoing obligations and continued regulatory overview;

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enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

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the chance that we do not obtain orphan drug exclusivity for AM-111, which would allow our competitors to sell products that treat the same conditions;

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dependence on governmental authorities and health insurers establishing adequate reimbursement levels and pricing policies;

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our products may not gain market acceptance, in which case we may not be able to generate product revenues;

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our reliance on our current strategic relationships with INSERM or Xigen and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions;

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our reliance on third parties to conduct our nonclinical and clinical trials and on third-party, single-source suppliers to supply or produce our product candidates;

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our ability to obtain, maintain and protect our intellectual property rights and operate our business without infringing or otherwise violating the intellectual property rights of others;

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our ability to comply with the requirements under our term loan facility with Hercules, including repayment of amounts outstanding when due;

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our ability to meet the continuing listing requirements of Nasdaq and remain listed on the Nasdaq Capital Market;

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the chance that certain intangible assets related to our product candidates will be impaired; and

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other risk factors set forth in our most recent Annual Report on Form 20-F.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We estimate that the net proceeds to us from the offering will be $5.4 million (or $6.3 million if the underwriters exercise in full their over-allotment option), based on an assumed public offering price of $0.61 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market on July 9, 2018 as set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of the Series A warrants and Series B warrants. Each $0.10 increase (decrease) in the assumed public offering price of  $0.61 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market as set forth on the cover page of this prospectus, would increase (decrease) our net proceeds by $0.9 million, assuming that the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions. Similarly, each 100,000 increase (decrease) in the number of common shares offered by us in this offering would increase (decrease) our net proceeds by $0.1 million, assuming a public offering price of  $0.61 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market as set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions.
The public offering price per unit will be determined between us, the underwriter and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common shares. We will only receive additional proceeds from the exercise of the pre-funded warrants issuable in connection with this offering if such pre-funded warrants are exercised at their exercise price of CHF 0.05. We will only receive additional proceeds from the exercise of the Series A warrants or Series B warrants issuable in connection with this offering if such Series A warrants or Series B warrants, as applicable, are exercised at their exercise price per common share of 110% of the public offering price of the common share units in this offering, in each case payable in Swiss Francs calculated using the exchange rate on the date of this prospectus. The exercise price of the Series B warrants is subject to adjustment in the event that we issue certain securities at any time while the Series B warrants are outstanding. See “Description of Series B Warrants — Exercise Price.”
We intend to use the net proceeds from the issuance of the securities for working capital and general corporate purposes. Such purposes may include research and development expenditures and capital expenditures.
Our management will have broad discretion in the application of the net proceeds of this offering, and investors will be relying on our judgment regarding the application of the net proceeds. In addition, we might decide to postpone or not pursue certain preclinical activities or clinical trials if the net proceeds from this offering and our other sources of cash are less than expected.
Pending their use, we plan to invest the net proceeds of this offering in short-and intermediate-term interest-bearing investments.

DIVIDEND POLICY
We have never paid a dividend, and we do not anticipate paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in our common shares will benefit in the foreseeable future only if our common shares appreciate in value.
Under Swiss law, any dividend must be proposed by our board of directors and approved by a shareholders’ meeting. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association. A Swiss corporation may pay dividends only if it has sufficient distributable profits brought forward from the previous business years (“Gewinnvortrag”) or if it has distributable reserves (“frei verfügbare Reserven”), each as evidenced by its audited standalone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as “free reserves” (“freie Reserven”) or as “reserve from capital contributions” (“Reserven aus Kapitaleinlagen”). Distributions out of issued share capital, which is the aggregate nominal value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital and Articles of Association.”
We are a holding company with no material direct operations. As a result, we would be dependent on dividends, other payments or loans from our subsidiaries in order to pay a dividend. Our subsidiaries are subject to legal requirements of their respective jurisdictions of organization that may restrict their paying dividends or other payments, or making loans, to us.

MARKET FOR OUR COMMON SHARES
Our common shares are quoted on the Nasdaq Capital Market under the symbol “EARS.” The following table sets forth on a per share basis the low and high closing sale prices of our common shares in U.S. dollars as reported by the Nasdaq Capital Market for the periods presented.
	High	Low
Year Ended:
December 31, 2015	6.38	3.02
December 31, 2016	7.79	0.89
December 31, 2017	1.27	0.39
Year Ended December 31, 2016:
First Quarter	7.79	3.36
Second Quarter	4.33	3.13
Third Quarter	5.35	1.58
Fourth Quarter	1.75	0.90
Year Ended December 31, 2017:
First Quarter	1.27	0.67
Second Quarter	0.92	0.61
Third Quarter	0.93	0.64
Fourth Quarter	0.95	0.39
Year Ended December 31, 2018:
First Quarter	1.27	0.67
Month Ended:
December 31, 2017	0.62	0.39
January 31, 2018	0.62	0.37
February 28, 2018	0.38	0.24
March 31, 2018 (through March 13, 2018*)	0.32	0.25
March 31, 2018 (from March 14, 2018 to March 31, 2018)	1.75	1.51
April 30, 2018	1.66	1.22
May 31, 2018	1.30	1.18
June 30, 2018	1.31	0.77

*
On March 13, 2018, we effected the equivalent of a 10:1 “reverse share split” through the Merger.

As of June 29, 2018, we had 6,117,388 common shares issued and outstanding held by seven registered holders, one of which is Cede & Co., a nominee for The Depository Trust Company (“DTC”). All of the common shares held by brokerage firms, banks and other financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC and therefore are considered to be held of record by Cede & Co. as one shareholder.

CAPITALIZATION
The table below sets forth our cash and cash equivalents and our total capitalization (defined as total debt and shareholders’ equity) as of March 31, 2018:
•
on an actual basis;

•
on an as adjusted basis to give effect to our issuance and sale of 10,256,410 common shares, Series A warrants to purchase 3,589,743 common shares and Series B warrants to purchase 2,564,102 common shares in this offering (excluding common shares issuable upon exercise of the Series A warrants and Series B warrants being offered in this offering), at the assumed public offering price of  $0.61 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market on July 9, 2018 as set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (the on an as adjusted basis information assumes no sale of pre-funded warrants, which, if sold, would reduce the number of common shares that we are offering on a one-for-one basis).

Investors should read this table in conjunction with our unaudited consolidated interim financial statements and related notes as of and for the three months ended March 31, 2018 and management’s discussion and analysis thereon, each as incorporated by reference into this prospectus as well as “Use of Proceeds” in this prospectus.
U.S. dollar amounts have been translated into Swiss Francs at a rate of CHF 0.9532 to USD 1.00, the official exchange rate quoted as of March 30, 2018 by the U.S. Federal Reserve Bank (as no exchange rate is quoted for March 31, 2018). Such Swiss Franc amounts are not necessarily indicative of the amounts of Swiss Francs that could actually have been purchased upon exchange of U.S. dollars on March 31, 2018 and have been provided solely for the convenience of the reader. On June 22, 2018, the exchange rate as reported by the U.S. Federal Reserve Bank was CHF 0.9902 to USD 1.00.
	March 31, 2018
	Actual	As Adjusted
	(in thousands of CHF except share and per share data)
Cash and cash equivalents	12,654	17,828
Total debt(1)	8,642	8,642
Derivative Financial Instruments(2)	1,020	1,020
Series B warrants issued in this offering(3)	—	723
Shareholders’ equity:
Share capital
Common shares, nominal value CHF 0.02 per share; 6,117,388 common shares issued and outstanding on an actual basis, 16,373,798 common shares issued and outstanding on an as adjusted basis	122	327
Share premium	136,333	140,673
Foreign currency translation reserve	(18)	(18)
Accumulated deficit	(137,851)	(137,945)
Total shareholders’ equity attributable to owners of the company	(1,414)	3,037
Total capitalization	8,248	13,422

(1)
Total debt is comprised of the $12.5 million drawn on July 19, 2016 under the Loan and Security Agreement with Hercules as administrative agent. The loan was initially recognized at transaction value less the fair value of the warrant issued to Hercules in connection with the loan as of the transaction date and less directly attributable transactions costs. Following the initial recognition, the loan is measured at amortized cost using the effective interest method. As of March 31, 2018, the loan is valued at CHF 8,641,720. Of the CHF 8,641,720 an amount of CHF 4,226,770, reflecting amortization payments due within the next 12 months, is classified as current liability and the remainder as non-current liability. As of June 29, 2018, the amount outstanding under the Loan and Security Agreement with Hercules was $3,786,098.
(2)
The fair value calculation of outstanding warrants is determined according to the Black-Scholes option pricing model. Assumptions are made regarding inputs such as volatility and the risk free rate in order to determine the fair value of such warrants. The fair value of the outstanding warrants is calculated based on assumptions made at March 31, 2018.

(3)
The fair value calculation of the Series B warrants is as of July 9, 2018. The fair value is determined according to the Black-Scholes option pricing model. Assumptions are made regarding inputs such as volatility and the risk free rate in order to determine the fair value of the warrants.

The table above assumes that no investor has elected to purchase pre-funded warrants in lieu of common shares and is based on our common shares outstanding as of March 31, 2018 on an actual and as adjusted basis and excludes:
•
915,000 of our common shares available for issuance pursuant to our conditional share capital for equity incentive plans pursuant to our amended and restated articles of association, including 151,057 of our common shares issuable upon the exercise of options outstanding as of March 31, 2018 at a weighted average exercise price of  $16.82 per common share;

•
2,135,000 (or 8,760,175 once the Capital Increase is effected) of our common shares available for issuance pursuant to our conditional share capital for warrants and convertible bonds pursuant to our amended and restated articles of association, including 15,673 common shares issuable upon the exercise of a warrant issued to Hercules at an exercise price of  $39.40 per common share, 794,500 common shares issuable upon exercise of warrants issued on February 21, 2017 in a public offering at an exercise price of US$12.00 per common share and 750,002 common shares issuable upon the exercise of the January 2018 Warrants (each as adjusted, as a result of the “reverse share split” effected through the Merger); and

•
3,050,000 (or 9,675,175 once the Capital Increase is effected) common shares available for issuance pursuant to our authorized capital pursuant to our amended and restated articles of association.

DILUTION
If you invest in our securities, your interest will be diluted to the extent of the difference between the public offering price you pay in this offering and our as adjusted net tangible book value per common share immediately after this offering.
As of March 31, 2018, we had a net tangible book value of  -$3.2 million, corresponding to a net tangible book value of  -$0.52 per common share. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 6,117,388, the total number of our common shares outstanding as of March 31, 2018.
After giving effect to the sale by us of 10,256,410 common shares, Series A warrants to purchase 3,589,743 common shares and Series B warrants to purchase 2,564,102 common shares offered by us in the offering (assuming no pre-funded warrants are sold in this offering and excluding the common shares issuable upon exercise of the Series A warrants and Series B warrants being offered in this offering) at the assumed offering price of  $0.61 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market on July 9, 2018 as set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value estimated at March 31, 2018 would have been approximately $1.5 million, representing $0.09 per common share. This represents an immediate increase in net tangible book value of  $0.61 per common share to existing shareholders and an immediate dilution in net tangible book value of  $0.52 per common share to new investors purchasing common shares in this offering. Dilution for this purpose represents the difference between the price per common share paid by these purchasers and net tangible book value per common share immediately after the completion of the offering.
The following table illustrates this dilution to new investors purchasing units in the offering.
Assumed public offering price per common share unit		$0.61
Net tangible book value per common share at March 31, 2018	-$	0.52
Increase in net tangible book value per common share attributable to new investors		$0.61
As adjusted net tangible book value per common share after the offering		$0.09
Dilution per common share to new investors		$0.52
Percentage of dilution in net tangible book value per common share for new investors		85%
The information above and below assumes that no pre-funded warrants are issued in this offering.
Each $0.10 increase (decrease) in the assumed public offering price of  $0.61 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market on July 9, 2018 as set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value after this offering by $0.06 per common share and the dilution per common share to new investors in the offering by $0.04 per common share, assuming that the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same.
If the underwriters were to fully exercise their option to purchase up to 1,538,461 additional common shares from us, the as adjusted net tangible book value per common shares after the offering would be $0.12 per common share, and the dilution per common share to new investors would be $0.48 per share (assuming no pre-funded warrants are sold in this offering and excluding the common shares issuable upon exercise of the warrants being offered in this offering).
The table above assumes that no investor has elected to purchase pre-funded warrants in lieu of common shares and is based on our common shares outstanding as of March 31, 2018 on an actual and as adjusted basis and excludes:
•
915,000 of our common shares available for issuance pursuant to our conditional share capital for equity incentive plans pursuant to our amended and restated articles of association, including 151,057 of our common shares issuable upon the exercise of options outstanding as of March 31, 2018 at a weighted average exercise price of  $16.82 per common share;

•
2,135,000 (or 8,760,175 once the Capital Increase is effected) of our common shares available for issuance pursuant to our conditional share capital for warrants and convertible bonds pursuant to our amended and restated articles of association, including 15,673 common shares issuable upon the exercise of a warrant issued to Hercules at an exercise price of  $39.40 per common share, 794,500 common shares issuable upon exercise of warrants issued on February 21, 2017 in a public offering at an exercise price of US$12.00 per common share and 750,002 common shares issuable upon the exercise of the January 2018 Warrants (each as adjusted, as a result of the “reverse share split” effected through the Merger); and

•
3,050,000 (or 9,675,175 once the Capital Increase is effected) common shares available for issuance pursuant to our authorized capital pursuant to our amended and restated articles of association.

To the extent that outstanding options or warrants, including the pre-funded warrants, the Series A warrants and the Series B warrants offered hereby are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

EXCHANGE RATES
The following table sets forth, for the periods indicated, the high, low, average and period-end exchange rates for the purchase of U.S. dollars expressed in CHF per U.S. dollar. The average rate is calculated by using the average of the U.S. Federal Reserve Bank’s reported exchange rates on each day during a monthly period and on the last day of each month during an annual period. On June 22, 2018, the exchange rate as reported by the U.S. Federal Reserve Bank was CHF 0.9902 to $1.00.
	Period-End	Average for Period	Low	High
	(CHF per U.S. dollar)
Year Ended December 31:
2013	0.8904	0.9269	0.8856	0.9814
2014	0.9934	0.9147	0.8712	0.9934
2015	1.0017	0.9628	0.8488	1.0305
2016	1.0160	0.9848	0.9536	1.0334
2017	0.9738	0.9842	0.9456	1.0266
Month Ended:
December 31, 2017	0.9738	0.9870	0.9738	0.9928
January 31, 2018	0.9321	0.9604	0.9321	0.9832
February 28, 2018	0.9430	0.9355	0.9232	0.9438
March 31, 2018	0.9532	0.9480	0.9378	0.9560
April 30, 2018	0.9911	0.9687	0.9558	0.9911
May 31, 2018	0.9844	0.9969	0.9844	1.0042
June 30, 2018	0.9902	0.9891	0.9822	0.9962

PRINCIPAL SHAREHOLDERS
The following table presents information relating to the beneficial ownership of our common shares as of June 29, 2018, following the consummation of the Merger, by:
•
each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding common shares;

•
each of our executive officers and directors; and

•
all executive officers and directors as a group.

The number of common shares beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any common shares over which the individual has sole or shared voting power or investment power as well as any common shares that the individual has the right to acquire within 60 days of June 29, 2018 through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common shares held by that person.
Common shares that a person has the right to acquire within 60 days of June 29, 2018 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all executive officers and directors as a group. As of June 29, 2018, 5,299,847 common shares, or approximately 86.64%, are held by three holders in the United States. Unless otherwise indicated below, the address for each beneficial owner is Auris Medical Holding AG, Bahnhofstrasse 21, 6300 Zug, Switzerland.
The percentage of common shares beneficially owned is based on 6,117,388 common shares issued and outstanding as of June 29, 2018. The number of outstanding common shares reflect the 10:1 “reverse stock split” effected through the Merger. Each common share confers the right on the holder to cast one vote at a general meeting of shareholders and no shareholder has different voting rights.
	Shares Beneficially Owned
Shareholder	Number	Percent
5% Shareholders
Sofinnova Capital VII FCPR(1)	331,147	5.41%
Morgan Stanley(2)	325,823	5.33%
Morgan Stanley Capital Services LLC(2)	324,683	5.31%
Executive Officers and Directors
Thomas Meyer, Ph.D.(3)	774,539	12.59%
Armando Anido, M.B.A(4)	5,842	*
Mats Blom, M.B.A.(5)	5,092	*
Alain Munoz(6)	2,657	*
Calvin W. Roberts, M.D.(7)	12,367	*
Andrea Braun-Scherhag, Ph.D.(8)	1,653	*
Hernan Levett, CPA	—	—

*
Indicates beneficial ownership of less than 1% of the total outstanding common shares.

(1)
Based on information reported on a Schedule 13D/A filed with the SEC on April 23, 2018 by Sofinnova Capital VII FCPR. Consists of 331,147 common shares held by Sofinnova Capital VII FCPR (“SC VII”), Sofinnova Partners SAS, a French corporation (“SP SAS”), and Denis Lucquin, Antoine Papiernik and Monique Saulnier, the managing partners of SP SAS. Rafaèle Tordjman ceased to be a managing partner of SP SAS on February 28, 2017. All of the managing partners of SP SAS disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for Sofinnova Capital VII FCPR is 16-18 Rue du Quatre Septembre, 75002 Paris, France.
(2)
Based on a Schedule 13G filed with the SEC on May 17, 2018 by Morgan Stanley and Morgan Stanley Capital Services LLC. Consists of 325,823 common shares held by Morgan Stanley and 324,683 common shares held by Morgan Stanley Capital Services LLC . The address for Morgan Stanley and Morgan Stanley Capital Services LLC is 1585 Broadway New York, NY 10036.

(3)
Consists of 724,250 common shares, warrants to purchase 36,645 common shares, options to purchase 6,000 common shares under the Company’s Stock Option Plan C, and options to purchase 7,645 common shares under the Company’s Long Term Equity Incentive Plan (the “EIP”).

(4)
Consists of options to purchase common shares under the Company’s EIP.

(5)
Consists of options to purchase common shares under the Company’s EIP.

(6)
Consists of 1,250 common shares owned by Alain Munoz, options to purchase an additional 625 common shares under the Company’s Stock Option Plan C, and 782 options to purchase common shares under the Company’s EIP.

(7)
Consists of 1,525 common shares jointly owned by Calvin W. Roberts and Andrea Colvin Roberts. Also, consists of 2,000 common shares held by Calvin W. Roberts, MD PC Pension Plan, 1,000 common shares held by The David Roberts Trust and 1,000 common shares held by The Joanna Roberts Trust. Calvin Roberts is a trustee for each of Calvin W. Roberts, MD PC Pension Plan, The David Roberts Trust and The Joanna Roberts Trust. Also, consists of options to purchase an additional 6,842 common shares under the Company’s EIP.

(8)
Consists of 430 common shares owned by Andrea Braun-Scherhag and 1,223 options to purchase common shares under the Company’s EIP.

Holders
As of June 29, 2018, we had seven shareholders of record of our common shares.
Significant Changes in Ownership by Major Shareholders
We have experienced significant changes in the percentage ownership held by major shareholders as a result of our public offerings. Prior to our initial public offering in August 2014, our principal shareholders were Thomas Meyer (34.9%), Sofinnova Venture Partners VIII, L.P. (19.3%), Sofinnova Capital VII FCPR (18.6%), the ZKB Funds (11.4%) and entities affiliated with Idinvest Partners (9.1%).
In August 2014, we completed our initial public offering and listed our common shares on the Nasdaq Global Market. In the initial public offering, we issued and sold 10,113,325 common shares, including 713,235 common shares sold to the underwriters pursuant to the underwriters’ over-allotment option. In May 2015, we completed a public offering of 5,275,000 common shares. In February 2017, we completed a public offering of 10,000,000 common shares and warrants to purchase 7,000,000 common shares. In January 2018, we completed a public offering of 12,499,999 common shares and a concurrent offering of warrants to purchase 7,499,000 common shares. While none of our existing shareholders sold common shares in the public offerings, certain shareholders purchased common shares in certain of the public offerings. The percentage ownership held by certain shareholders decreased as a result of the issuance of the common shares sold by us in the public offerings.
Additionally, in February/March 2018 (prior to the Merger), Sofinnova Capital VII FCPR sold 2,000,000 of our common shares and in April/May 2018 Sofinnova Venture Partners VIII, L.P. sold all of our common shares beneficially held by it.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The Company
We are a stock corporation organized under the laws of Switzerland. We began our current operations in 2003. On April 22, 2014, we changed our name from Auris Medical AG to Auris Medical Holding AG and transferred our operational business to our newly incorporated subsidiary Auris Medical AG, which is now our main operating subsidiary. On March 13, 2018, we effected a corporate reorganization through the Merger into a newly formed holding company for the purpose of effecting the equivalent of a 10-1 “reverse share split.” Our principal office is located at Bahnhofstrasse 21, 6300 Zug, Switzerland, telephone number +41 (0)41 729 71 94.
We are registered with the commercial register of the canton of Zug, Switzerland, under the company number CHE-474.294.374. We and our subsidiaries are together referred to as the “Group.” Our purpose as stated in article 2 of our articles of association is to participate in business organizations of all kinds in Switzerland and abroad, particularly in relation to pharmaceutical products and services. Moreover, the Company may transact any business conducive to developing the Company or furthering the Company’s purpose.
The Company may also arrange financing for its own or third party account, in particular it may grant loans to companies of the Group or to third parties, as well as guarantees or surety bonds of any sort for obligations towards companies of the Group. These loans or guarantees may also be granted without any remuneration or compensation. The Company may in addition participate in cash-pooling operations within the Group.
Share Capital
As of June 29, 2018, our issued fully paid-in share capital consists of CHF 122,347.76, divided into 6,117,388 common shares with a nominal value of CHF 0.02 each and no preferred shares.
Articles of Association
Unless otherwise indicated or the context otherwise requires, when we refer to our amended and restated articles of association to be dated as of June 28, 2018, assuming the Capital Increase and the amended articles of association, as approved by the extraordinary shareholders’ meeting on June 28, 2018, are registered in the register of commerce.
Ordinary Capital Increase, Authorized and Conditional Share Capital
Under Swiss law, we may increase our share capital (Aktienkapital) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months in order to become effective. In the case of subscription and increase against payment of contributions in cash, a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive rights are withdrawn or where transformation of reserves into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented is required.
Our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented, may empower our board of directors to issue shares of a specific aggregate nominal amount up to a maximum of 50% of the share capital in the form of:
•
conditional capital (bedingtes Kapital) for the purpose of issuing shares in connection with, among other things, (i) option and conversion rights granted in connection with loans, warrants, convertible bonds or other financial market instruments issued by the Company or one of our subsidiaries or (ii) grants of rights to employees, members of our board of directors or consultants or our subsidiaries to subscribe for new shares (conversion or option rights); and/or

•
authorized capital (genehmigtes Kapital) to be utilized by the board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-emptive Rights
Pursuant to the Swiss Code of Obligations (“CO”), shareholders have pre-emptive rights (Bezugsrechte) to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (Vorwegzeichnungsrechte) for the subscription of conversion rights, convertible bonds or similar debt instruments.
A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the nominal value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive rights and/or advance subscription rights in certain circumstances. If pre-emptive rights are granted, but not exercised, the board of directors may allocate the pre-emptive rights as it elects.
With respect to our authorized share capital, the board of directors is authorized by our articles of association to withdraw or to limit the pre-emptive rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are used for a purpose set forth in our articles of association.
Our Authorized Share Capital
The relevant provision of the articles of association approved by the extraordinary general meeting of shareholders on June 28, 2018 (article 3a of the articles of association) reads as follows (translation of the binding original German version):
“The Board of Directors is authorized at any time until 27 June 2020 to increase the share capital by a maximum aggregate amount of CHF 193,503.50 through the issuance of not more than 9,675,175 registered shares, which shall be fully paid-in, with a nominal value of CHF 0.02 each.
Increases in partial amounts are permitted. The Board of Directors may issue new shares also by means of underwriting or in any other manner by one or more banks and subsequent offer to shareholders or third parties. The Board of Directors determines the type of contributions, the issue price, the time of the issue, the conditions for the exercise of the pre-emptive rights, the allocation of pre-emptive rights which have not been exercised, and the date on which the dividend entitlement starts. The Board of Directors is authorized to permit, to restrict or to deny the trade with pre-emptive rights.
If pre-emptive rights are granted, but not exercised, the Board of Directors may use the respective shares in the interest of the Corporation.
The Board of Directors is authorized to restrict or to exclude the pre-emptive rights of the shareholders, and to allocate them to third parties or to the Corporation, in the event of use of the shares for the purpose of: a) expanding the shareholder base in certain capital markets or in the context of the listing, admission to official trading or registration of the shares at domestic or international stock exchanges; b) granting an over-allotment option (“greenshoe”) to one or several underwriters in connection with a placement of shares; c) share placements, provided the issue price is determined by reference to the market price; d) the participation of employees, Members of the Board of Directors or consultants of the Corporation or of one of its Group companies according to one or several equity incentive plans issued by the Board of Directors; e) the acquisition of companies, company assets, participations, the acquisition of products, intellectual property rights, licenses or new investment projects or for public or private share placements for the financing and/or refinancing of such transactions; f) for raising equity capital in a fast and flexible manner as such transaction would be difficult to carry out, or could be carried out only at less favorable terms, without the exclusion of the pre-emptive rights of the existing shareholders; or g) the acquisition of a participation in the Corporation by a strategic partner (including in the case of a public takeover offer).”

Within the limits of Swiss law, the general meeting of shareholders may increase or alter the authorization granted to the board of directors. See “— Ordinary Capital Increase, Authorized and Conditional Share Capital.”
To effect any capital increase based on our authorized share capital, the Company will have to follow the relevant procedures under Swiss law. In particular, the Company’s board of directors will have to approve a general authorization resolution (Ermächtigungsbeschluss), issue a capital increase report (Kapitalerhöhungsbericht), approve a notarized confirmation resolution (Feststellungsbeschluss) on the capital increase and the articles of association, and obtain (i) duly executed subscription form(s) covering the subscription of the relevant number of new shares, (ii) a report of an audit firm relating to the withdrawal of the pre-emptive rights, as well as (iii) a banking confirmation confirming the payment of the aggregate nominal value of the respective number of new shares to a special Swiss bank account, all in accordance with Swiss law. The Company’s board of directors will subsequently have to file the relevant documentation accompanied by an application form with the competent commercial register. Any issuance of common shares based on such filing(s) is subject to the recording of the respective capital increase(s) in the commercial register in accordance with Swiss law.
The up to 1,538,461 common shares to be sold and issued to the underwriters upon exercise of the over-allotment option would be issued based on our authorized share capital, unless the over-allotment option is exercised prior to the issuance and registration of the 10,256,410 common shares offered in connection with this offering, in which case such up to 1,538,461 common shares may be issued as part of the ordinary capital increase.
Our Conditional Share Capital
Conditional Share Capital for Financing Purposes
The relevant provision of the articles of association approved by the extraordinary general meeting of shareholders on June 28, 2018 (article 3b of the articles of association) reads as follows (translation of the binding original German version):
“The Corporation’s share capital shall be increased by a maximum aggregate amount of CHF 175,203.50 through the issuance of not more than 8,760,175 registered shares, with a nominal value of CHF 0.02 each, by the exercise of option and conversion rights which are granted in connection with bonds, similar obligations, loans or other financial market instruments or contractual obligations of the Corporation or one of its Group companies, and/or by the exercise of option rights issued by the Corporation or one of its Group companies (“Financial Instruments”). The pre-emptive rights of shareholders are excluded. The holders of Financial Instruments are entitled to the new shares. The conditions of the Financial Instruments shall be determined by the Board of Directors.
When issuing Financial Instruments the Board of Directors is authorized to limit or exclude the advance subscription rights of shareholders:
a) for the purpose of financing or refinancing the acquisition of enterprises, divisions thereof, or of participations, products, intellectual property rights, licenses, cooperations or of newly planned investments of the Corporation;
b) if the issue occurs on domestic or international capital markets including private placements; or
c) for purposes of an underwriting of the Financial Instruments by a banking institution or a consortium of banks with subsequent offering to the public.
To the extent that the advance subscription rights are excluded, i) the Financial Instruments are to be placed at market conditions; ii) the exercise period, the conversion period or the exchange period of the Financial Instruments may not exceed 10 years as of the date of the issue; and iii) the conversion price, the exchange price or other exercise price of the Financial Instruments must be determined by reference to the market price.”
Conditional Share Capital for Equity Incentive Plans
The relevant provision of the Articles of Association was adopted on January 30, 2018 (last paragraph of article 3b of the articles of association) and reads as follows (translation of the binding original German version):

“The Corporation’s share capital shall, to the exclusion of the pre-emptive rights and advance subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 18,300.00 through the issuance of not more than 915,000 registered shares, which shall be fully paid-in, with a nominal value of CHF 0.02 each, by issuance of shares upon the exercise of options or pre-emptive rights thereof, which have been issued or granted to employees, Members of the Board of Directors or consultants of the Corporation or of one of its Group companies according to one or several equity incentive plans or regulations issued by the Board of Directors. The details shall be determined by the Board of Directors.”
At the extraordinary shareholders’ meeting on June 28, 2018, our shareholders approved an ordinary capital increase by up to CHF 360,000.00 through the issuance of up to 18,000,000 new registered shares. In addition, our shareholders approved the increase of our authorized share capital to 9,675,175 new registered shares and an increase of the Company’s conditional share capital for financing purposes to 8,760,175 new registered shares. The resolutions have not yet been recorded in the commercial register.
Uncertificated Securities
Our shares are uncertificated securities (Wertrechte, within the meaning of art. 973c of the CO) and, when administered by a financial intermediary (Verwahrungsstelle, within the meaning of the Federal Act on Intermediated Securities, “FISA”), qualify as intermediated securities (Bucheffekten, within the meaning of the FISA). In accordance with art. 973c of the CO, we maintain a non-public register of uncertificated securities
(Wertrechtebuch). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. If registered in our share register, a shareholder may at any time request from us a written confirmation in respect of the shares. Shareholders are not entitled, however, to request the printing and delivery of certificates.
Participation certificates and profit sharing certificates
The Company has not issued any non-voting equity securities, such as participation certificates (Partizipationsscheine) or profit sharing certificates (Genussscheine), nor has it issued any preference shares (Vorzugsaktien).
No Additional Capital Contributions
Under Swiss law, shareholders are not obliged to make any capital contribution in excess of the subscription amount.
General Meeting of Shareholders
Ordinary/extraordinary meetings and powers
The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this means on or before June 30.
The following powers are vested exclusively in the general meeting of shareholders:
•
adopting and amending our articles of association;

•
electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

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approving the annual report, the annual statutory financial statements and the consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends and bonus payments to members of the board of directors;

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approving the compensation of members of the board of directors and executive management, which under Swiss law is not necessarily limited to the executive officers;

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discharging the members of the board of directors and executive management from liability with respect to their tenure in the previous financial year;

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dissolving the Company with or without liquidation;

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deciding matters reserved to the general meeting of shareholders by law or our articles of association or that are presented to it by the board of directors.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or, under certain circumstances, by the Company’s auditor, liquidator or the representatives of convertible bond holders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least ten percent of the share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on the Company’s stand-alone annual statutory balance sheet, half of our share capital and reserves are not covered by our assets.
Voting and Quorum Requirements
Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law.
A resolution of the general meeting of the shareholders passed by two-thirds of the shares represented at the meeting, and the absolute majority of the nominal value of the shares represented is required for:
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amending the Company’s corporate purpose;

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creating or cancelling shares with preference rights or amending rights attached to such shares;

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cancelling or amending the transfer restrictions of registered shares;

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creating authorized or conditional share capital;

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increasing the share capital out of equity, against contributions in kind or for the purpose of acquiring specific assets and granting specific benefits;

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limiting or suppressing shareholder’s pre-emptive rights;

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changing our domicile;

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dissolving or liquidating the Company.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, or the Merger Act (including a merger, demerger or conversion of a corporation) see “— Compulsory Acquisitions; Appraisal Rights.”
In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.
Notice
General meetings of shareholders must be convened by the board of directors at least twenty days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote. The notice period for a general meeting of shareholders may be waived if all shareholders are present or represented at such meeting.
Agenda Requests
Pursuant to Swiss law, one or more shareholders whose combined shareholdings represent the lower of (i) one tenth of the share capital or (ii) an aggregate nominal value of at least CHF 1,000,000, may request that an item be included in the agenda for an ordinary general meeting of shareholders. To be timely, the shareholder’s request must be received by us at least 45 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:
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a brief description of the business desired to be brought before the ordinary general meeting of shareholders and the reasons for conducting such business at the ordinary general meeting of shareholders;

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the name and address, as they appear in the share register, of the shareholder proposing such business; and

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all other information required under the applicable laws and stock exchange rules.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the general meeting of shareholders. Shareholders of record are notified of this in writing.
Voting Rights
Each of our shares entitles a holder to one vote, regardless of its nominal value. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative. The chairman has the power to decide whether to recognize a power of attorney. The Board of Directors issues the regulations on the determination of shareholder status, on proxies and voting instructions, and on the issue of voting cards.
Dividends and Other Distributions
Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Dividend payments require a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.
Under Swiss law, we may pay dividends only if we have sufficient distributable profits brought forward from the previous business years (Gewinnvortrag), or if we have distributable reserves (frei verfügbare Reserven), each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.
Distributable reserves are generally booked either as “free reserves” (freie Reserven) or as “reserve from capital contributions” (Reserven aus Kapitaleinlagen). Under the CO, if our general reserves (allgemeine Reserve) amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate nominal value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e. the aggregate nominal value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register. The share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.
Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.
Transfer of Shares
Shares in uncertificated form (Wertrechte) may only be transferred by way of assignment. Shares that constitute intermediated securities (Bucheffekten) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Article 4 of our articles of association provides that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.
Voting rights may be exercised only after a shareholder has been entered in our share register (Aktienbuch) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. Any acquirer of our shares who is not registered in our share register as a shareholder with voting rights will still be entitled to dividends and other rights with financial value with respect to such shares.
Inspection of Books and Records
Under the CO, a shareholder has a right to inspect our share register with respect to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets. See “Comparison of Swiss Law and Delaware Law — Inspection of Books and Records.”
Special Investigation
If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court in Zug, Switzerland, our registered office, to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10 percent of the share capital or holders of shares in an aggregate nominal value of at least CHF 2,000,000 may request that the court appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our articles of association and thereby caused damages to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights
Business combinations and other transactions that are governed by the Swiss Merger Act (i.e. mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented.
Swiss corporations may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). Following a statutory merger or demerger, pursuant to the Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.
In addition, under Swiss law, the sale of  “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting shareholders and the absolute majority of the nominal value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
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a core part of the Company’s business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

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the Company’s assets, after the divestment, are not invested in accordance with the Company’s statutory business purpose; and

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the proceeds of the divestment are not earmarked for reinvestment in accordance with the Company’s business purpose but, instead, are intended for distribution to the Company’s shareholders or for financial investments unrelated to the Company’s business.

Board of Directors
Our articles of association provide that the board of directors shall consist of at least three and not more than nine members. The current members of the board of directors are Thomas Meyer (Chairman), Armando Anido, Mats Blom, Alain Munoz and Calvin W. Roberts.
The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent ordinary general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually. Unless an exception is granted by the general meeting of shareholders, only persons who have not completed their seventy-fifth year of age on the election date are eligible for election. Under Swiss law, a member of the Board of Directors is not required to be a shareholder.
Powers
The board of directors has the following non-delegable and inalienable powers and duties:
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the ultimate direction of the business of the Company and issuing of the relevant directives;

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laying down the organization of the Company;

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formulating accounting procedures, financial controls and financial planning, to the extent required for the governance of the Company;

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nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

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the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association, and regulations and directives of the Company;

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and directives of the Company;

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issuing the annual report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

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informing the court in case of over-indebtedness.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, managing directors, committees or to third parties who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and Article 13 of our articles of association, details of the delegation and other procedural rules such as quorum requirements must be set in the organizational rules issued by the board of directors.
Indemnification of Executive Management and Directors
Subject to Swiss law, Article 17 of our articles of association provides for indemnification of the existing and former members of the board of directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive management.
In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer. See “Comparison of Swiss Law and Delaware Law — Indemnification of directors and executive management and limitation of liability.”
We have entered into indemnification agreements with each of the members of our board of directors and executive management. The indemnification agreements and our articles of association require us to indemnify our directors and executive officers to the fullest extent permitted by law.
Our current members of executive management are Thomas Meyer (CEO), Andrea Braun and Hernan Levett.
Conflict of Interest, Management Transactions
Swiss law does not provide for a general provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and executive management to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive management. This rule is generally understood to disqualify directors and executive management from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.
Our board of directors has adopted a Code of Business Conduct and Ethics that covers a broad range of matters, including the handling of conflicts of interest.
Principles of the Compensation of the Board of Directors and the Executive Management
Pursuant to Swiss law, our shareholders must annually resolve on the approval of the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management of the Company. The board of directors must issue, on an annual basis, a written compensation report that must be reviewed together with a report on our business by our auditor. The compensation report must disclose all compensation, loans and other forms of indebtedness granted by the Company, directly or indirectly, to current or former members of the board of directors and executive management to the extent related to their former role within the Company or not on customary market terms.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive management as well as the particular amount for each member of the board of directors and executive officer, specifying the name and function of each respective person.
Certain forms of compensation are prohibited for members of our board of directors and executive management, such as:
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severance payments provided for either contractually or in the articles of association (compensation due until the termination of a contractual relationship does not qualify as severance payment);

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advance compensation;

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incentive fees for the acquisition or transfer of corporations or parts thereof by the Company or by companies being, directly or indirectly, controlled by us;

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loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

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equity securities and conversion and option rights awards not provided for in the articles of association.

Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if the compensation (i) would have been prohibited if it was paid directly by the Company, (ii) is not provided for in the articles of association or (iii) has not been approved by the general meeting of shareholders.
The general meeting of shareholders annually votes on the proposals of the board of directors with respect to:
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the maximum aggregate amount of compensation of the board of directors for the subsequent term of office; and

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the maximum aggregate amount of compensation of the executive management for the subsequent financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.
In the event that at the general meeting of shareholders the shareholders do not approve a proposal of the board of directors, the board of directors must form a new proposal for the maximum aggregate compensation and the particular compensation for each individual, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting or the next ordinary general meeting of shareholders.
In addition to fixed compensation, members of the board of directors and executive management may be paid variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.
Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.
Borrowing Powers
Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares and Other Limitations on the Rights to Own Securities
The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate nominal value of all shares held by us does not exceed 10 percent of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20 percent. We currently do not have any transfer restriction in our articles of association. If we own shares that exceed the threshold of 10 percent of our share capital, the excess must be sold or cancelled by means of a capital reduction within a reasonable time.
Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive rights in the case of share capital increases.
Swiss law and/or our articles of association do not impose any restrictions on the exercise of voting or any other shareholder right by shareholders resident outside Switzerland.
Notification and Disclosure of Substantial Share Interests
The disclosure obligations generally applicable to shareholders of Swiss corporations under the Swiss Financial Market Infrastructure Act do not apply to us since our shares are not listed on a Swiss exchange.
Pursuant to art. 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than five percent of all voting rights.
Stock Exchange Listing
Our common shares are listed on the Nasdaq Capital Market under the symbol “EARS.”
The Depository Trust Company
Initial settlement of any common shares to be issued pursuant to this prospectus will take place through DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.
Transfer Agent and Registrar of Shares
Our share register is currently kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of our shares.

Description of Series A Warrants
The Series A warrants will be issued as individual warrant agreements to the investors. The material terms and provisions of the Series A warrants offered hereby are summarized below. Each Series A warrant represents the right to purchase 0.35 of a common share. The Series A warrants to be issued in this offering represent the rights to purchase an aggregate of up to 3,589,743 common shares at an initial exercise price per share equal to 110% of the public offering price of a common share unit in this offering, payable in Swiss Francs calculated using the exchange rate on the date of this prospectus.
Exercisability
The Series A warrants are exercisable beginning on the date of issuance, and at any time up to 5 years from the date of issuance; provided that any single exercise shall be for common shares with an aggregate exercise price of no less than CHF 25,000 (or if a holder’s purchase rights shall be for common shares with an aggregate exercise price of less than CHF 25,000, such exercise may be for all of the common shares subject to purchase under the Series A warrant). The Series A warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us the original of a duly executed and irrevocable exercise notice accompanied by payment in full of the exercise price for the number of common shares purchased upon such exercise to a Swiss bank account in Switzerland designated by us. Common shares issuable upon exercise of the Series A warrants will not be issued until both the executed notice of exercise and the relevant exercise price is received by the Company. A holder may pre-deliver the original of the signed exercise notices to the Company to hold in escrow pending further emailed irrevocable instruction from the holder to the Company regarding how to complete the exercise notice. The common shares will be issued out of the Company’s conditional share capital. No fractional common shares will be issued in connection with the exercise of a Series A warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a common share or (ii) round up to the next whole share. Pursuant to Swiss law, the Company is not permitted to provide holders with the option of cashless, or net, exercises of the Series A warrants.
We have agreed to maintain an effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the Series A warrants from the date of issuance until the termination date for the Series A warrants. However, if at any time there is no effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the Series A warrants, a holder may not exercise the purchase rights represented by the Series A warrants unless such holder, at the time of such exercise, is an “accredited investor” as defined in Regulation D under the Securities Act, and such holder, at the Company’s request, represents the same to the Company in writing. If a holder delivers to the Company an executed exercise notice at a time when there is no effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the Series A warrants, then the Company will pay to such holder, in cash, an amount equal to the product of  (a) the volume weighted average price per share over the last full day immediately preceding the delivery of the executed exercise notice (determined in accordance with the provisions of the Series A warrant) minus the exercise price per share and (b) the number of common shares that would be issuable upon exercise pursuant to such executed exercise notice. The number of common shares available for purchase under the Series A warrant held by such holder will be decreased by the number of common shares that would be issuable upon exercise pursuant to such executed exercise notice.
Exercise Limitations
Under the Series A warrants, a holder will not have the right to exercise any portion of the Series A warrant if such holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A warrants. A holder may give not less than 61 days’ prior notice to the Company to increase such beneficial ownership limit, up to 9.99%. The foregoing beneficial ownership restrictions will not apply to the extent a holder (together with its affiliates) beneficially owned in excess of the foregoing beneficial ownership thresholds prior to the date of issuance.
Failure to Timely Deliver Shares
If we fail to deliver to the investor the common shares specified in a duly executed notice of exercise by the second trading day after the receipt by the Company of such executed notice of exercise and the corresponding exercise price, as required by the Series A warrant, and if the investor purchases the common shares after that second trading day to deliver in satisfaction of a sale by the investor of the underlying Series A warrant shares that the investor anticipated receiving from us, then, upon the investor’s request, we, at the investor’s option, will (A) pay in cash to the investor the amount, if any, by which (x) the investor’s total purchase price (including brokerage commissions, if any) for the common shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Series A warrant shares that the Company was required to deliver to the investor in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed (without deducting brokerage commissions, if any), and (B) at the option of the investor, either reinstate the portion of the Series A warrant and equivalent number of Series A warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the investor the number of common shares that would have been issued had the Company timely complied with its exercise and delivery obligations under the Series A warrant.
Exercise Price
Each Series A warrant represents the right to purchase 0.35 of a common share at an initial exercise price per share equal to 110% of the public offering price of a common share unit in this offering, payable in Swiss Francs calculated using the exchange rate on the date of this prospectus. The exercise price of the Series A warrants is subject to appropriate adjustment in the event of certain common share dividends and distributions, share splits, stock combinations, reclassifications or similar events affecting our common shares, and also upon any cash dividends to our shareholders; provided that in no event will the exercise price per share be lower than the nominal value of a common share (which is CHF 0.02 as of the date of issuance) as of the time the relevant Series A warrant is exercised.
Fundamental Transactions
If we consummate any merger, consolidation, sale or other reorganization event in which our common shares are converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the Series A warrants will be entitled to receive upon exercise of the Series A warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A warrants immediately prior to such event. At the holder’s election, exercisable at any time concurrently with, or within 30 days after, the consummation of certain Fundamental Transactions, (as defined in the Series A warrant), we or any successor entity shall purchase the Series A warrant from the holder by paying the holder an amount of cash equal to the Black-Scholes value (determined in accordance with the provisions of the Series A warrant).
Transferability
Subject to applicable laws, the Series A warrants may be offered for sale, sold, transferred or assigned without our consent.
No Exchange Listing
There is no public trading market for the Series A warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A warrants on any securities exchange or other trading system.
No Rights as a Shareholder
Except as otherwise provided in the Series A warrants or by virtue of such holder’s ownership of shares of our common shares, the holder of a Series A warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Series A warrant and delivers the corresponding executed exercise notice and exercise price.
Governing Law
The Series A warrants will be governed by, and construed and enforced in accordance with, the laws of the State of New York. Matters involving the rights of shareholders, issuance of common shares and the validity of common shares are governed by the laws of Switzerland.

Description of Series B Warrants
The Series B warrants will be issued as individual warrant agreements to the investors. The material terms and provisions of the Series B warrants offered hereby are summarized below. Each Series B warrant represents the right to purchase 0.25 of a common share. The Series B warrants to be issued in this offering represent the rights to purchase an aggregate of up to 2,564,102 common shares at an initial exercise price per share equal to 110% of the public offering price of a common share unit in this offering, payable in Swiss Francs calculated using the exchange rate on the date of this prospectus. The exercise price of the Series B warrants is subject to adjustment in the event that we issue certain securities at any time while the Series B warrants are outstanding. See “— Exercise Price.”
Exercisability
The Series B warrants are exercisable beginning on the date of issuance, and at any time on or prior to the close of business on June 18, 2020; provided that any single exercise shall be for common shares with an aggregate exercise price of no less than CHF 25,000 (or if a holder’s purchase rights shall be for common shares with an aggregate exercise price of less than CHF 25,000, such exercise may be for all of the common shares subject to purchase under the Series B warrant). The Series B warrant shares shall be issued from the Company’s authorized share capital. The Series B warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us the original of a duly executed and irrevocable exercise notice accompanied by payment in full of the exercise price for the number of common shares purchased upon such exercise to a Swiss bank account designated by us. A holder may pre-deliver the original of signed exercise notices to the Company to hold in escrow pending further emailed irrevocable instruction from the holder to the Company regarding how to complete the exercise notice. At least one trading day prior to the submission of any signed exercise notice by the holder of Series B warrants (or prior to emailed irrevocable instructions in case of escrowed notices, as applicable), the holder shall inform the Company about its intention to submit an exercise notice (or about the intention to send irrevocable instructions to complete the exercise notice, as applicable). The respective common shares issuable upon exercise of the Series B warrants will not be issued until (i) the executed notice of exercise and the relevant exercise price is received by the Company, (ii) the board of directors of the Company has carried out the capital increase, and (iii)  the competent register of commerce has recorded the respective capital increase and the issuance of the common shares, respectively, in the commercial register, all in accordance with Swiss law. No fractional common shares will be issued in connection with the exercise of a Series B warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a common share or (ii) round up to the next whole share. Pursuant to Swiss law, the Company is not permitted to provide holders with the option of cashless, or net, exercises of the Series B warrants.
We have agreed to maintain an effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the Series B warrants from the date of issuance until the termination date for the Series B warrants. However, if at any time there is no effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the Series B warrants, a holder may not exercise the purchase rights represented by the Series B warrants unless such holder, at the time of such exercise, is an ’’accredited investor" as defined in Regulation D under the Securities Act, and such holder, at the Company’s request, represents the same to the Company in writing. If a holder delivers to the Company an executed exercise notice at a time when there is no effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the Series B warrants, then the Company will pay to such holder, in cash, an amount equal to the product of (a) the volume weighted average price per share over the last full day immediately preceding the delivery of the executed exercise notice (determined in accordance with the provisions of the Series B warrant) minus the exercise price per share and (b) the number of common shares that would be issuable upon exercise pursuant to such executed exercise notice. The number of common shares available for purchase under the Series B warrant held by such holder will be decreased by the number of common shares that would be issuable upon exercise pursuant to such executed exercise notice.
Exercise Limitations
Under the Series B warrants, a holder will not have the right to exercise any portion of the Series B warrant if such holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B warrants. A holder may give not less than 61 days’ prior notice to the Company to increase such beneficial ownership limit, up to 9.99%. The foregoing beneficial ownership restrictions will not apply to the extent a holder (together with its affiliates) beneficially owned in excess of the foregoing beneficial ownership thresholds prior to the date of issuance.
Failure to Timely Deliver Shares
If we fail to deliver to the investor the common shares specified in a duly executed notice of exercise by the seventh trading day after the receipt by the Company of such executed notice of exercise and the corresponding exercise price, as required by the Series B warrant, and if the investor purchases the common shares after that seventh trading day to deliver in satisfaction of a sale by the investor of the underlying Series B warrant shares that the investor anticipated receiving from us, then, upon the investor’s request, we, at the investor’s option, will (A) pay in cash to the investor the amount, if any, by which (x) the investor’s total purchase price (including brokerage commissions, if any) for the common shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Series B warrant shares that the Company was required to deliver to the investor in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed (without deducting brokerage commissions, if any), and (B) at the option of the investor, either reinstate the portion of the Series B warrant and equivalent number of Series B warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the investor the number of common shares that would have been issued had the Company timely complied with its exercise and delivery obligations under the Series B warrant.
Exercise Price
Each Series B warrant represents the right to purchase 0.25 of a common share at an initial exercise price per share equal to 110% of the public offering price of a common share unit in this offering, payable in Swiss Francs calculated using the exchange rate on the date of this prospectus. The exercise price of the Series B warrants is subject to appropriate adjustment in the event of certain common share dividends and distributions, share splits, stock combinations, reclassifications or similar events affecting our common shares, and also upon any cash dividends to our shareholders; provided that in no event will the exercise price per share be lower than the nominal value of a common share (which is CHF 0.02 as of the date of issuance) as of the time the relevant Series B warrant is exercised.
If, at any time while the Series B warrants are outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common shares or securities convertible into or exercisable for our common shares at an effective price per share that is lower than the exercise price of the Series B warrants then in effect, then the exercise price of the Series B warrants will be reduced to equal the higher of  (A) such lower price or (B) CHF 0.05, such reduction is subject to an exception for the following types of issuances (i) issuances to our employees, officers or directors pursuant to any stock or option plan adopted by a majority of the non-employee members of our Board of Directors or committee thereof, (ii) issuances upon the exercise or exchange of any securities issued in connection with this offering or issued and outstanding on the date of the issuance of the Series B warrants, provided that such securities have not been amended since the date of the issuance of the Series B warrants to increase the number of securities issuable upon exercise or exchange or decrease the exercise, exchange or conversion price, (iii) issuances to LPC pursuant to the Purchase Agreement between the Company and LPC dated May 2, 2018 or (iv) issuances pursuant to acquisitions or strategic transactions approved by a majority of the disinterested members of our Board of Directors, provided that for purposes of this clause (iv), such securities are “restricted securities” under Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the 90-day period following the date of the issuance of the Series B warrants, and provided that any such issuance is to a person or its equityholders that is an operating company or an owner of an asset in a business synergistic with the business of our company and will provide our company with additional benefits in addition to the investment of funds, but will not include a transaction in which we issue securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Fundamental Transactions
If we consummate any merger, consolidation, sale or other reorganization event in which our common shares are converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the Series B warrants will be entitled to receive upon exercise of the Series B warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series B warrants immediately prior to such event. At the holder’s election, exercisable at any time concurrently with, or within 30 days after, the consummation of certain Fundamental Transactions, (as defined in the Series B warrant), we or any successor entity shall purchase the Series B warrant from the holder by paying the holder an amount of cash equal to the Black-Scholes value (determined in accordance with the provisions of the Series B warrant).
Transferability
Subject to applicable laws, the Series B warrants may be offered for sale, sold, transferred or assigned without our consent.
No Exchange Listing
There is no public trading market for the Series B warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B warrants on any securities exchange or other trading system.
No Rights as a Shareholder
Except as otherwise provided in the Series B warrants or by virtue of such holder’s ownership of shares of our common shares, the holder of a Series B warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Series B warrant and delivers the corresponding executed exercise notice and exercise price.
Governing Law
The Series B warrants will be governed by, and construed and enforced in accordance with, the laws of the State of New York. Matters involving the rights of shareholders, issuance of common shares and the validity of common shares are governed by the laws of Switzerland.

Description of Pre-Funded Warrants
We are offering 10,256,410 common shares. We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding common shares.
The pre-funded warrants will be issued as individual pre-funded warrant agreements to the investors. The material terms and provisions of the pre-funded warrants offered hereby are summarized below. Each pre-funded warrant represents the right to purchase one common share.
Exercisability
The pre-funded warrants are exercisable beginning on the date of issuance, and at any time on or prior to the close of business on June 18, 2020; provided that any single exercise shall be for common shares with an aggregate exercise price of no less than CHF 25,000 (or if a holder’s purchase rights shall be for common shares with an aggregate exercise price of less than CHF 25,000, such exercise may be for all of the common shares subject to purchase under the pre-funded warrant). The pre-funded warrant shares shall be issued from the Company’s authorized share capital. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us the original of a duly executed and irrevocable exercise notice accompanied by payment in full of the exercise price for the number of common shares purchased upon such exercise to a Swiss bank account designated by us. A holder may pre-deliver the original of signed exercise notices to the Company to hold in escrow pending further emailed irrevocable instruction from the holder to the Company regarding how to complete the exercise notice. At least one trading day prior to the submission of any signed exercise notice by the holder of pre-funded warrants (or prior to emailed irrevocable instructions in case of escrowed notices, as applicable), the holder shall inform the Company about its intention to submit an exercise notice (or about the intention to send irrevocable instructions to complete the exercise notice, as applicable). The respective common shares issuable upon exercise of the pre-funded warrants will not be issued until (i) the executed notice of exercise and the relevant exercise price is received by the Company, (ii) the board of directors of the Company has carried out the capital increase, and (iii) the competent register of commerce has recorded the respective capital increase and the issuance of the common shares, respectively, in the commercial register, all in accordance with Swiss law. No fractional common shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a common share or (ii) round up to the next whole share. Pursuant to Swiss law, the Company is not permitted to provide holders with the option of cashless, or net, exercises of the pre-funded warrants.
We have agreed to maintain an effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the pre-funded warrants from the date of issuance until the termination date for the pre-funded warrants. However, if at any time there is no effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the pre-funded warrants, a holder may not exercise the purchase rights represented by the pre-funded warrants unless such holder, at the time of such exercise, is an “accredited investor” as defined in Regulation D under the Securities Act, and such holder, at the Company’s request, represents the same to the Company in writing. If a holder delivers to the Company an executed exercise notice at a time when there is no effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the pre-funded warrants, then the Company will pay to such holder, in cash, an amount equal to the product of  (a) the volume weighted average price per share over the last full day immediately preceding the delivery of the executed exercise notice (determined in accordance with the provisions of the pre-funded warrant) minus the exercise price per share and (b) the number of common shares that would be issuable upon exercise pursuant to such executed exercise notice. The number of common shares available for purchase under the pre-funded warrant held by such holder will be decreased by the number of common shares that would be issuable upon exercise pursuant to such executed exercise notice.

Exercise Limitations
Under the pre-funded warrants, a holder will not have the right to exercise any portion of the pre-funded warrant if such holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. A holder may give not less than 61 days’ prior notice to the Company to increase such beneficial ownership limit, up to 9.99%. The foregoing beneficial ownership restrictions will not apply to the extent a holder (together with its affiliates) beneficially owned in excess of the foregoing beneficial ownership thresholds prior to the date of issuance.
Failure to Timely Deliver Shares
If we fail to deliver to the investor the common shares specified in a duly executed notice of exercise by the seventh trading day after the receipt by the Company of such executed notice of exercise and the corresponding exercise price, as required by the pre-funded warrant, and if the investor purchases the common shares after that seventh trading day to deliver in satisfaction of a sale by the investor of the underlying pre-funded warrant shares that the investor anticipated receiving from us, then, upon the investor’s request, we, at the investor’s option, will (A) pay in cash to the investor the amount, if any, by which (x) the investor’s total purchase price (including brokerage commissions, if any) for the common shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of pre-funded warrant shares that the Company was required to deliver to the investor in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed (without deducting brokerage commissions, if any), and (B) at the option of the investor, either reinstate the portion of the pre-funded warrant and equivalent number of pre-funded warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the investor the number of common shares that would have been issued had the Company timely complied with its exercise and delivery obligations under the pre-funded warrant.
Exercise Price
The exercise price per whole common share purchasable upon the exercise of the pre-funded warrants is CHF 0.05 per common share. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain common share dividends and distributions, share splits, stock combinations, reclassifications or similar events affecting our common shares, and also upon any cash dividends to our shareholders; provided that in no event will the exercise price per share be lower than the nominal value of a common share (which is CHF 0.02 as of the date of issuance) as of the time the relevant pre-funded warrant is exercised. For Swiss corporate law purposes, the purchase price of a pre-funded warrant together with the exercise price of such pre-funded warrants shall be considered to be the full exercise price for such pre-funded warrant.
Fundamental Transactions
If we consummate any merger, consolidation, sale or other reorganization event in which our common shares are converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such event. At the holder’s election, exercisable at any time concurrently with, or within 30 days after, the consummation of certain Fundamental Transactions, (as defined in the pre-funded warrant), we or any successor entity shall purchase the pre-funded warrant from the holder by paying the holder an amount of cash equal to the Black-Scholes value (determined in accordance with the provisions of the pre-funded warrant).
Transferability
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

No Exchange Listing
There is no public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or other trading system.
No Rights as a Shareholder
Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the pre-funded warrant and delivers the corresponding executed exercise notice and exercise price.
Governing Law
The pre-funded warrants will be governed by, and construed and enforced in accordance with, the laws of the State of New York. Matters involving the rights of shareholders, issuance of common shares and the validity of common shares are governed by the laws of Switzerland.

Comparison of Swiss Law and Delaware Law
The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Schweizerisches Obligationenrecht) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.
DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a division of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the shares represented at the respective general meeting of shareholders as well as the absolute majority of the share capital represented at such shareholders’ meeting. The articles of association may increase the voting threshold. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act can file an appraisal right lawsuit against the surviving company. As a result, if the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of the shares without a vote by shareholders of such subsidiary, if the shareholders of the subsidiary are offered the payment of the fair value in cash as an alternative to shares.
Shareholders’ suits
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors for breach of, among other things, their fiduciary duties and claim the payment of the company’s damages to the corporation. Likewise, an appraisal lawsuit won by a shareholder will indirectly compensate all shareholders. Under Swiss law, the winning party is generally entitled to recover attorneys’ fees incurred in connection with such action, provided, however, that the court has discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he acted in good faith.

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Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations, the general meeting of shareholders has the non-transferable right, amongst others, to vote on the compensation due to the board of directors, executive management and advisory boards.
Annual vote on board renewal
Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.	The general meeting of shareholders elects annually (i.e. until the following general meeting of shareholders) the members of the board of directors (including the chairman) and the members of the compensation committee individually for a term of office of one year. Re-election is possible.
Classified boards are permitted.
Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:
•
any breach of a director’s duty of loyalty to the corporation or its shareholders;

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•
any transaction from which the director derived an improper personal benefit.

Under Swiss corporate law, an indemnification of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.
Nevertheless, a corporation may enter into and pay for directors’ and officers’ liability insurance which typically covers negligent acts as well.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:
•
by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•
by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•
by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•
by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.
Directors’ fiduciary duties
A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: • the duty of care; and • the duty of loyalty.	A director of a Swiss corporation has a fiduciary duty to the corporation only. This duty has two components: • the duty of care; and • the duty of loyalty.
The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief
The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose, all material information reasonably available regarding a significant transaction.
The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interest of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits in principle self-dealing by a director and mandates that the best interest of the corporation take precedence over any interest possessed by a director or officer.
The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

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that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence a breach of one of the fiduciary duties.	Directors also have an obligation to treat shareholders equally proportionate to their share ownership.
Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consent.
Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:
•
one or several shareholders representing 10.0% of the share capital may ask that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•
one or several shareholders representing 10.0% of the share capital or CHF 1.0 million of nominal share capital may ask that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

Any shareholder can propose candidates for election as directors without prior written notice.
In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the Board on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, and (iii) request, under certain circumstances and subject to certain conditions, a special audit.

Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of all

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members of the board of directors (including the chairman) for a term of office of one year (i.e. until the following annual general meeting) is mandatory for listed companies.
Removal of directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. The articles of association may provide for a qualified majority for the removal of a director.
Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	No such rule applies to a Swiss corporation.
Dissolution; Winding up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution and winding up of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the nominal value of the share capital represented at a general meeting of shareholders passing a resolution on such dissolution and winding up. The articles of association may increase the voting thresholds required for such a resolution (but only by way of a resolution with the majority stipulated by law).
Variation of rights of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	A Swiss corporation may modify the rights of a category of shares with (i) a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders and (ii) a resolution passed by an absolute majority of the shares represented at the special meeting of the affected preferred shareholders. Shares that are granted more voting power are not regarded a special class for these purposes.
Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the	By way of a public deed, the articles of association of a Swiss corporation may be amended with a

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outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	resolution passed by an absolute majority of the shares represented at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation and the introduction of authorized and conditional capital, that require the approval by two-thirds of the votes and an absolute majority of the nominal value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds.
Inspection of Books and Records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection. The inspection right is limited in scope and only extends to information required for the exercise of shareholder rights and does not extend to confidential information. The right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.
Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:
•
out of its surplus, or

•
in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.
Payments out of the Company’s share capital (in other words, the aggregate nominal value of the Company’s registered share capital) in the form of dividends are not allowed and may be made by way of a capital reduction only. Dividends may be paid only from the profits brought forward from the previous business years or if the Company has distributable reserves, each as will be presented on the Company’s audited annual stand-alone balance sheet. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been deducted.

Creation and issuance of new shares
All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares requires a shareholders’ resolution documented by way of a public deed. Authorized shares can be, once created by shareholders’ resolution, issued by the board of directors (subject to fulfillment of the authorization). Conditional shares are created and issued through the exercise of options and conversion rights related to debt instruments issued by the board of directors or such rights issued to employees.

Taxation
The following summary contains a description of the material Swiss and U.S. federal income tax consequences of the acquisition, ownership and disposition of common shares, Series A warrants, Series B warrants and pre-funded warrants, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase common shares, Series A warrants, Series B warrants and pre-funded warrants. The summary is based upon the tax laws of Switzerland and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.
Swiss Tax Considerations
This summary of material Swiss tax consequences is based on Swiss law and regulations and the practice of the Swiss tax administration as in effect on the date hereof, all of which are subject to change (or subject to changes in interpretation), possibly with retroactive effect. The summary does not purport to take into account the specific circumstances of any particular shareholder or potential investor and does not relate to persons in the business of buying and selling common shares or other securities. The summary is not intended to be, and should not be interpreted as, legal or tax advice to any particular potential shareholder/s, and no representation with respect to the tax consequences to any particular shareholder/s is made.
Current and prospective shareholders are advised to consult their own tax advisers in light of their particular circumstances as to the Swiss tax laws, regulations and regulatory practices that could be relevant for them in connection with the acquiring, owning and selling or otherwise disposing of common shares, Series A warrants, Series B warrants and pre-funded warrants and receiving dividends and similar cash or in-kind distributions on common shares (including dividends on liquidation proceeds and stock dividends) or distributions on common shares based upon a capital reduction (Nennwertrückzahlungen) or reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) and the consequences thereof under the tax laws, regulations and regulatory practices of Switzerland.
Taxation of Auris Medical Holding AG
Auris Medical Holding AG is a Swiss based company, taxed as a holding company in the Canton of Zug. The company is taxed at a current effective income tax rate of 7.83% (including direct federal as well as cantonal/communal taxes), whereby a participation relief applies to dividend income from qualifying participations, and a current annual capital tax rate of 0.003% which is levied on the net equity of the Company.
Switzerland is currently in the process of reforming certain elements of its corporate tax law which may impact the taxation of Auris Medical Holding AG (including the abolition of the holding privilege at cantonal/communal level). Whether and when such new rules will enter into force is not known.
Swiss Federal Withholding Tax on Dividends and other Distributions
Dividend payments and similar cash or in-kind distributions on the common shares (including dividends on liquidation proceeds and stock dividends) that the Company makes to shareholders are subject to Swiss federal withholding tax (Verrechnungssteuer) at a rate of 35% on the gross amount of the dividend. The Company is required to withhold the Swiss federal withholding tax from the dividend and remit it to the Swiss Federal Tax Administration. Distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) are not subject to Swiss federal withholding tax.
The redemption of common shares in the Company may under certain circumstances (in particular, if the common shares in the Company are redeemed for subsequent cancellation) be taxed as a partial liquidation for Swiss federal withholding tax purposes, with the consequence that the difference between the repurchase price and the nominal value of the shares (Nennwertprinzip) plus capital contribution reserves (Reserven aus Kapitaleinlagen) is subject to Swiss federal withholding tax.

The Swiss federal withholding tax is refundable or creditable in full to a Swiss tax resident corporate and individual shareholder as well as to a non-Swiss tax resident corporate or individual shareholder who holds the common shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for tax purposes in Switzerland, if such person is the beneficial owner of the distribution and, in the case of a Swiss tax resident individual who holds the common shares as part of his private assets, duly reports the gross distribution received in his individual income tax return or, in the case of a person who holds the common shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for tax purposes in Switzerland, recognizes the gross dividend distribution for tax purposes as earnings in the income statements and reports the annual profit in the Swiss income tax return.
If a shareholder who is not a Swiss resident for tax purposes and does not hold the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes in Switzerland, receives a distribution from the Company, the shareholder may be entitled to a full or partial refund or credit of Swiss federal withholding tax incurred on a taxable distribution if the country in which such shareholder is resident for tax purposes has entered into a treaty for the avoidance of double taxation with Switzerland and the further prerequisites of the treaty for a refund have been met. Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund or credit) may differ from country to country.
Besides the bilateral treaties, on January 1, 2017 Switzerland implemented the agreement with the European Community regarding the Automatic Exchange of Information in Tax Matters. This agreement contains in its Article 19 provisions on taxation of dividends which apply with respect to EU member states and provides for an exemption of Withholding Tax for companies under certain circumstances.
Individual and Corporate Income Tax on Dividends
Swiss resident individuals holding the common shares as part of their private assets who receive dividends and similar distributions (including stock dividends and liquidation proceeds), which are not repayments of the nominal value (Nennwertrückzahlungen) of the common shares or reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) are required to report such payments in their individual income tax returns and are liable to Swiss federal, cantonal and communal income taxes on any net taxable income for the relevant tax period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the tax base for only 60% of their value (Teilbesteuerung), if the investment amounts to at least 10% of nominal share capital of the Company. All Swiss cantons have introduced similar partial taxation measures at cantonal and communal levels.
Swiss resident individuals as well as non-Swiss resident individual taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) in their income statements for the relevant tax period and are liable to Swiss federal, cantonal and communal individual or corporate income taxes, as the case may be, on any net taxable earnings accumulated (including the payment of dividends) for such period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the tax base for only 50% (Teilbesteuerung), if the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss tax law and amounts to at least 10% of nominal share capital of the Company. All cantons have introduced similar partial taxation measures at cantonal and communal levels.
Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) in their income statements for the relevant tax period and are liable to Swiss federal, cantonal and communal corporate income taxes on any net taxable earnings accumulated for such period. Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland may be eligible for participation relief  (Beteiligungsabzug) in respect of dividends and distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) if the common shares held by them as part of a Swiss business have an aggregate market value of at least CHF 1 million or represent at least 10% of the nominal share capital of the Company or give entitlement to at least 10% of the profits and reserves of the Company, respectively.
Recipients of dividends and similar distributions on the common shares (including stock dividends and liquidation proceeds) who neither are residents of Switzerland nor during the current taxation year have engaged in a trade or business in Switzerland and who are not subject to taxation in Switzerland for any other reason are not subject to Swiss federal, cantonal or communal individual or corporate income taxes in respect of dividend payments and similar distributions because of the mere holding of the common shares.
Wealth and Annual Capital Tax on Holding of Common Shares
Swiss resident individuals and non-Swiss resident individuals holding the common shares, Series A warrants, Series B warrants or pre-funded warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to report their common shares, Series A warrants, Series B warrants or pre-funded warrants as part of their wealth and will be subject to cantonal and communal wealth tax to the extent the aggregate taxable net wealth is allocable to Switzerland.
Swiss resident corporate taxpayers and non-Swiss resident corporate taxpayers holding the common shares, Series A warrants, Series B warrants or pre-funded warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, will be subject to cantonal and communal annual capital tax on the taxable capital to the extent the aggregate taxable capital is allocable to Switzerland.
Individuals and corporate taxpayers not resident in Switzerland for tax purposes and not holding the common shares, Series A warrants, Series B warrants or pre-funded warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are not subject to wealth or annual capital tax in Switzerland because of the mere holding of the common shares, Series A warrants, Series B warrants or pre-funded warrants.
Capital Gains on Disposal of Common Shares, Series A Warrants or Series B Warrants
Swiss resident individuals who sell or otherwise dispose of the common shares, Series A warrants, Series B warrants or pre-funded warrants realize a tax-free capital gain, or a non-deductible capital loss, as the case may be, provided that they hold the common shares, Series A warrants, Series B warrants or pre-funded warrants, as applicable, as part of their private assets. Under certain circumstances, the sale proceeds may be requalified into taxable investment income (e.g., if the taxpayer is deemed to be a professional securities dealer).
Capital gains realized on the sale of the common shares, Series A warrants, Series B warrants or pre-funded warrants held by Swiss resident individuals, Swiss resident corporate taxpayers as well as non-Swiss resident individuals and corporate taxpayers holding the common shares, Series A warrants, Series B warrants or pre-funded warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, will be subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be. This also applies to Swiss resident individuals who, for individual income tax purposes, are deemed to be professional securities dealers for reasons of, inter alia, frequent dealing and debt-financed purchases. Capital gains realized by resident individuals who hold the common shares as business assets might be entitled to reductions or partial taxations similar to those mentioned above for dividends (Teilbesteuerung) if certain conditions are met (e.g. holding period of at least one year and participation of at least 10% of nominal share capital of the Company).

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares, Series A warrants, Series B warrants or pre-funded warrants in connection with the conduct of a trade or business, through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize such capital gain in their income statements for the relevant tax period. Corporate taxpayers may qualify for participation relief on capital gains (Beteiligungsabzug), if the common shares sold during the tax period represent at least 10% of the Company’s share capital or if the common shares sold give entitlement to at least 10% of the Company’s profit and reserve and were held for at least one year. The tax relief applies to the difference between the sale proceeds of common shares by the Company and the acquisition costs of the participation (Gestehungskosten).
Individuals and corporations not resident in Switzerland for tax purposes and not holding the common shares, Series A warrants, Series B warrants or pre-funded warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are not subject to Swiss federal, cantonal and communal individual income or corporate income tax, as the case may be, on capital gains realized on the sale of the common shares, Series A warrants, Series B warrants or pre-funded warrants.
Gift and Inheritance Tax
Transfers of common shares, Series A warrants, Series B warrants or pre-funded warrants may be subject to cantonal and/or communal inheritance or gift taxes if the deceased or the donor or the recipient were resident in a Canton levying such taxes and, in international circumstances where residency requirements are satisfied, if the applicable tax treaty were to allocate the right to tax to Switzerland.
Swiss Issuance Stamp Duty
The Company is subject to paying to the Swiss Federal Tax Administration a 1% Swiss federal issuance stamp tax (Emissionsabgabe) on any increase of the nominal share capital of the Company (including capital surplus) or any other equity contributions received by the Company (with or without issuance of shares). Certain costs incurred in connection with the issuance of shares (if any) may be deductible. There are several exemptions from issuance stamp tax that may apply under certain circumstances (e.g., certain intercompany reorganizations).
Swiss Securities Transfer Tax
The purchase or sale (or other financial transfer) of the common shares, whether by Swiss residents or non-Swiss residents, may be subject to Swiss securities transfer tax of up to 0.15%, calculated on the purchase price or the proceeds if the purchase or sale occurs through or with a Swiss bank or other Swiss securities dealer as defined in the Swiss Federal Stamp Duty Act as an intermediary or party to the transaction unless an exemption applies.
Material U.S. Federal Income Tax Considerations for U.S. Holders
The following is a description of the material U.S. federal income tax consequences to U.S. Holders described below of owning and disposing of our common shares, pre-funded warrants, Series A warrants and Series B warrants, but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire the common shares, pre-funded warrants, Series A warrants or Series B warrants. This discussion applies only to a U.S. Holder that holds the common shares, pre-funded warrants, Series A warrants or Series B warrants as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:
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certain financial institutions;

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dealers or traders in securities that use a mark-to-market method of tax accounting;

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persons holding common shares, pre-funded warrants, Series A warrants or Series B warrants as part of a straddle, wash sale, or conversion transaction or entering into a constructive sale with respect to the common shares or pre-funded warrants;

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persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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entities classified as partnerships for U.S. federal income tax purposes;

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tax-exempt entities, including “individual retirement accounts” or “Roth IRAs”;

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persons that own or are deemed to own ten percent or more by vote or value of our stock; or

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persons holding common shares, pre-funded warrants, Series A warrants or Series B warrants in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, pre-funded warrants, Series A warrants or Series B warrants, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares, pre-funded warrants, Series A warrants or Series B warrants and partners in such partnerships should consult their tax advisers as to their particular U.S. federal income tax consequences of holding and disposing of the common shares, pre-funded warrants, Series A warrants or Series B warrants.
This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Switzerland and the United States (the “Treaty”), all as of the date hereof, any of which is subject to change, possibly with retroactive effect.
A “U.S. Holder” is a person who, for U.S. federal income tax purposes, is a beneficial owner of common shares, pre-funded warrants, Series A warrants or Series B warrants who is eligible for the benefits of the Treaty and is:
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an individual citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares, pre-funded warrants, Series A warrants or Series B warrants in their particular circumstances.
Tax Treatment of the Pre-Funded Warrants
We intend to treat our pre-funded warrants as a class of our common stock for U.S. federal income tax purposes. However, our position is not binding on the Internal Revenue Service (“IRS”) and the IRS may treat the pre-funded warrants as warrants to acquire our common shares. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the pre-funded warrants. The following discussion assumes our pre-funded warrants are properly treated as a class of our common stock.
Passive Foreign Investment Company Rules
We believe that we were a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for our 2017 taxable year, and we expect to be a PFIC for our current taxable year and for the foreseeable future. In addition, we may, directly or indirectly, hold equity interests in other PFICs (“Lower-tier PFICs”). In general, a non-U.S. corporation will be considered a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains.
Under attribution rules, assuming we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even if the U.S. Holder has not received the proceeds of those distributions or dispositions.
Assuming we are a PFIC for any taxable year during which a U.S. Holder holds our common shares, pre-funded warrants, Series A warrants or Series B warrants, the U.S. Holder may be subject to certain adverse tax consequences. Unless a U.S. Holder makes a timely “mark-to-market” election or “qualified electing fund” election, each as discussed below, gain recognized on a disposition (including, under certain circumstances, a pledge) of common shares, pre-funded warrants, Series A warrants or Series B warrants by the U.S. Holder, or on an indirect disposition of shares of a Lower-tier PFIC, will be allocated ratably over the U.S. Holder’s holding period for the common shares, pre-funded warrants, Series A warrants or Series B warrants. The amounts allocated to the taxable year of disposition and to years before we became a PFIC, if any, will be taxed as ordinary income. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the tax attributable to the allocated amounts. Further, to the extent that any distribution received by a U.S. Holder on our common shares or pre-funded warrants (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, the distribution will be subject to taxation in the same manner as gain, described immediately above.
Assuming we are a PFIC for any year during which a U.S. Holder holds common shares, pre-funded warrants, Series A warrants or Series B warrants, we generally will continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder holds common shares, pre-funded warrants, Series A warrants or Series B warrants, even if we cease to meet the threshold requirements for PFIC status. U.S. Holders should consult their tax advisers regarding the potential availability of a “deemed sale” election that would allow them to eliminate this continuing PFIC status under certain circumstances.
Under proposed Treasury regulations, which have yet to be finalized, a U.S. Holder of our Series A warrants and Series B will be taxed in a manner similar to a U.S. Holder of our common shares and pre-funded warrants if the U.S. Holder realizes gain on the sale of such Series A warrants or Series B warrants. Moreover, if a U.S. Holder of our Series A warrants or Series B warrants exercises such Series A warrants or Series B warrants to purchase common shares, the holding period over which any income realized upon a sale or other disposition will be allocated will include the holding period of the Series A warrants or Series B warrants.
If our common shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election with respect to the shares that would result in tax treatment different from the general tax treatment for PFICs described above. Our common shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the common shares is traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, on which the common shares are listed, is a qualified exchange for this purpose. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances and the consequences to them if the common shares are delisted from Nasdaq (see “Risk Factors”). In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to their common shares given that we may have Lower-tier PFICs for which a mark-to-market election may not be available. U.S. Holders should note that the pre-funded warrants are not likely to be treated as regularly traded on a qualified exchange and thus it is unlikely that a mark-to-market election can be made with respect to the pre-funded warrants. In addition, U.S. Holders will not be able to make a mark-to-market election with respect to the Series A warrants or Series B warrants.

If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on a sale or other disposition of common shares in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). Distributions paid on common shares will be treated as discussed below under “Taxation of Distributions on Common Shares.”
Alternatively, a U.S. Holder of our common shares or pre-funded warrants can make an election, if we provide the necessary information, to treat us and each Lower-tier PFIC as a qualified electing fund (a “QEF Election”) in the first taxable year that we are treated as a PFIC with respect to the U.S. Holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to its timely filed U.S. federal income tax return. Upon request of a U.S. Holder, we will provide the information necessary for a U.S. Holder to make a QEF Election with respect to us and will use commercially reasonable efforts to cause each Lower-tier PFIC that we control to provide such information with respect to such Lower-tier PFIC. However, no assurance can be given that such QEF information will be available for any Lower-tier PFIC.
If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election will not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its common shares or pre-funded warrants by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the common shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of common shares or pre-funded warrants in an amount equal to the difference between the amount realized and its adjusted tax basis in the common shares or pre-funded warrants. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their common shares or pre-funded warrants for any taxable year significantly in excess of any cash distributions received on the shares for such taxable year. U.S. Holders should note that a QEF election cannot be made with respect to our Series A warrants or Series B warrants. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.
Furthermore, if with respect to a particular U.S. Holder we are treated as a PFIC for the taxable year in which we paid a dividend or the prior taxable year, the preferential dividend rate with respect to dividends paid to certain non-corporate U.S. Holders discussed below will not apply.
Assuming we are a PFIC for any taxable year during which a U.S. Holder holds common shares and pre-funded warrants, such U.S. Holder will be required to file an annual information report with such U.S. Holder’s U.S. Federal income tax return on IRS Form 8621.
U.S. Holders should consult their tax advisers concerning our PFIC status and the tax considerations relevant to an investment in a PFIC.
Taxation of Distributions on Common Shares
As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common shares. In the event that we do make distributions of cash or other property, subject to the PFIC rules described above, distributions paid on common shares, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The amount of a dividend will include any amounts withheld by us in respect of Swiss taxes. The U.S. dollar amount of any dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Swiss Francs will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Swiss income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the Treaty may be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including the Swiss withholding tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.
Constructive Dividends on Pre-Funded Warrants, Series A Warrants and Series B Warrants
As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common shares. Subject to the PFIC rules described above, if at any time during the period in which a U.S. Holder held our pre-funded warrants, Series A warrants or Series B warrants we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the pre-funded warrants, Series A warrants or Series B warrants, the exercise price of the pre-funded warrants, Series A warrants or Series B warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. Holder of the pre-funded warrants, Series A warrants or Series B warrants to the extent of our earnings and profits, notwithstanding the fact that the U.S. Holder would not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), that adjustment may also result in the deemed payment of a taxable dividend to a U.S. Holder. U.S. Holders should consult their tax advisers regarding the proper treatment of any adjustments to the pre-funded warrants, Series A warrants or Series B warrants and the interaction between these adjustments and the PFIC rules.
Sale or Other Disposition of Common Shares or Pre-Funded Warrants
Subject to the PFIC rules described above, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common shares or pre-funded warrants will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares or pre-funded warrants for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares or the pre-funded warrants disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. For purposes of determining their basis in common shares, pre-funded warrants, Series A warrants and Series B warrants purchased in this offering, U.S. Holders should allocate their purchase price between the common shares, pre-funded warrants, Series A warrants and Series B warrants on the basis of their relative fair market values at the time of issuance.
Sale or Other Disposition, Exercise or Expiration of Series A Warrants and Series B Warrants
Subject to the PFIC rules described above, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a warrant (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Series A warrants and Series B warrants disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a Series A warrant or Series B warrant by payment of the exercise price. A U.S. Holder’s basis in a share of common stock received upon exercise will be equal to the sum of  (1) the U.S. Holder’s basis in the Series A warrant or Series B warrant and (2) the exercise price of the Series A warrant or Series B warrant. Subject to the PFIC rules described above, a U.S. Holder’s holding period in the share received upon exercise will commence on the day after such U.S. Holder exercises the Series A warrant or Series B warrant.
If a Series A warrant or Series B warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s basis in the Series A warrant or Series B warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the Series A warrant or Series B warrant is more than one year. The deductibility of capital losses is subject to limitations.
Exercise of Pre-Funded Warrants
Under current law, (1) a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a pre-funded warrant, (2) a U.S. Holder’s basis in a share of common stock received upon exercise will be equal to the sum of  (x) the U.S. Holder’s basis in the pre-funded warrant and (y) the exercise price of the pre-funded warrant and (3) a U.S. Holder’s holding period in the common shares received upon exercise will include the holding period in the pre-funded warrants exchanged therefor. However, under a proposed regulation (which is proposed to have retroactive effect), a U.S. Holder would recognize gain if the pre-funded warrant was treated as stock of a PFIC with respect to a U.S. Holder at the time of the exercise of the pre-funded warrants and the stock received upon the exercise was not treated as stock of a PFIC for the taxable year in which the exercise occurs.
Information Reporting and Backup Withholding
Payments of dividends (including constructive dividends) and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Information With Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding the effect, if any, of this legislation on their ownership and disposition of the common shares.

UNDERWRITING
We have entered into an underwriting agreement, dated   , 2018, with A.G.P., acting as the representative of the several underwriters named below, with respect to the common share units and the pre-funded warrant units (if any). Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the common share units and the pre-funded warrant units provided below opposite their respective names.
Underwriters	Number of Common Share Units	Number of Pre-Funded Warrant Units	Total
A.G.P.
Total

The underwriters are offering the units subject to their acceptance of the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the units if any such units are taken.
Discount, Commissions and Expenses
The underwriters have advised us that they propose to offer the units at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of  $     per unit. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of  $     per unit to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The units are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.
The following table shows the underwriting discount payable to the underwriters by us in connection with this offering.
Total
	Per Common Share Unit	Per Pre-Funded Warrant Unit	Without Over-Allotment	With Over-Allotment
Public offering price
Underwriting discount
Proceeds, before expenses, to us
We have agreed to reimburse the underwriters for certain out-of-pocket expenses not to exceed $115,000 in the aggregate. We estimate that expenses payable by us in connection with this offering, including reimbursement of the underwriters out-of-pocket expenses, but excluding the underwriting discount referred to above, will be approximately $460,000. The underwriters have agreed to provide us with a credit of up to $         from underwriting discounts and commissions for the payment of any fees that may be due to a prior placement agent pursuant to the terms of our engagement with such placement agent.
Over-allotment Option
We have granted to the underwriters an option exercisable not later than 30 days after the date of this prospectus to purchase up to 1,538,461 additional common shares and/or additional Series A warrants to purchase up to 538,461 common shares and/or additional Series B warrants to purchase up to 384,615 common shares from us at the public offering price per common share and/or Series A warrant and/or Series B warrant set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional common shares and/or Series A warrants and/or Series B warrants are purchased pursuant to the over-allotment option, the underwriters will offer these common shares and/or Series A warrants and/or Series B warrants on the same terms as those on which the other securities are being offered.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Lock-up Agreements
We and our directors and executive officers have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any common shares or any securities convertible into or exchangeable for our common shares either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.
Stabilization
In connection with this offering, the underwriters may engage in over-allotment transactions, syndicate-covering transactions, stabilizing transactions, penalty bids and purchases to cover positions created by short sales.
Stabilizing transactions permit bids to purchase securities, so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position, which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market.
Syndicate covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the exercise of the over-allotment option. If the underwriters sell more shares of securities than could be covered by the exercise of the over-allotment option, creating a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in this offering.
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would be otherwise in the absence of these transactions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the Nasdaq Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.
Passive Market Making
In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other
From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.
Notice to Investors
Notice to Investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Investors in the United Kingdom
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
(a)
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)
by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
Each underwriter has represented, warranted and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)
it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area
In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:
•
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•
in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the securities offered hereby are “securities.”

Expenses of the Offering
We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:
Expenses	Amount
U.S. Securities and Exchange Commission registration fee	$1,486.96
FINRA filing fee	2,291.52
Legal fees and expenses	246,227.00
Accounting fees and expenses	39,866.00
Miscellaneous	173,323.52
Total	$463,195.00

*
To be provided by amendment.

All amounts in the table are estimates except the U.S. Securities and Exchange Commission registration fee, the Nasdaq listing fee and the FINRA filing fee. The Company will pay all of the expenses of this offering.

Legal Matters
The validity of the common shares, the common shares issuable upon the exercise of the Series A warrants, Series B warrants and pre-funded warrants and certain other matters of Swiss law will be passed upon for us by Walder Wyss Ltd., Zurich, Switzerland. The validity of the pre-funded warrants, the Series A warrants and the Series B warrants and certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP is acting as counsel to the underwriters in this offering as to matters of U.S. federal and New York State law; Pestalozzi Attorneys at Law Ltd. is acting as counsel to the underwriters in this offering as to matters of Swiss law.
Experts
The consolidated financial statements incorporated in this Prospectus by reference from the Auris Medical Holding AG’s Annual Report on Form 20-F for the year ended December 31, 2017 have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.
The current address of Deloitte AG is General Guisan-Quai 38, 8002 Zurich, Switzerland, phone number + (41) 58 279 60 00.

Enforcement of Judgments
We are organized under the laws of Switzerland and our jurisdiction of incorporation is Zug, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:
•
the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•
the judgment of such non-Swiss court has become final and non-appealable;

•
the judgment does not contravene Swiss public policy;

•
the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•
no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

Where You Can Find More Information
We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
Incorporation of Certain Information by Reference
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.
We incorporate by reference the following documents or information that we have filed with the SEC:
•
our Annual Report on Form 20-F for the fiscal year ended December 31, 2017;

•
our Reports on Form 6-K filed on May 2, 2018 (other than Exhibit 99.1 thereto), May 15, 2018 (other than Exhibit 99.3 thereto) and June 28, 2018; and

•
the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on July 29, 2014 and amended on June 1, 2016.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at Auris Medical Holding AG, Bahnhofstrasse 21, 6300 Zug, Switzerland or via telephone at +41 (0)41 729 71 94.

10,256,410 Common Shares
Pre-Funded Warrants to Purchase Common Shares
Series A Warrants to Purchase 3,589,743 Common Shares
Series B Warrants to Purchase 2,564,102 Common Shares

PROSPECTUS

A.G.P.
           , 2018

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 6.   Indemnification of Directors and Officers
Under Swiss law, a corporation may indemnify its directors or officers against losses and expenses (except for such losses and expenses arising from willful misconduct or negligence, although legal scholars advocate that at least gross negligence be required), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.
Subject to Swiss law, Article 17 of our articles of association provides for indemnification of the existing and former members of our board of directors, executive management, and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to members of our board of directors and executive management.
In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the company.
We have entered into indemnification agreements with each of the members of our board of directors and executive officers in the form filed as Exhibit 10.9 to this registration statement.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.
Item 7.   Recent Sales of Unregistered Securities
On October 10, 2017, we entered into a purchase agreement (the “Prior Purchase Agreement”) and a Registration Rights Agreement (the “Prior Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”). Pursuant to the Prior Purchase Agreement, LPC agreed to subscribe for up to $13,500,000 of our common shares over the 30-month term of the Prior Purchase Agreement. We issued an aggregate of 2,600,000 common shares to LPC under the Prior Purchase Agreement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.
On January 26, 2018, we entered into a purchase agreement with certain investors providing for the issuance and sale by us of 12,499,999 of our common shares. The common shares were offered pursuant to an effective shelf registration statement on Form F-3, which was initially filed with the Securities and Exchange Commission on September 1, 2015 and declared effective on September 10, 2015 (File No. 333-206710).
In a concurrent private placement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, we issued to the same investors warrants to purchase up to 7,499,999 of our common shares in the aggregate. The warrants became exercisable immediately upon their issuance on January 30, 2018, at an exercise price of  $0.50 per common share, and expire of January 30, 2025. Following the consummation of the Merger, the warrants became exercisable for an aggregate of 750,002 of our common shares (assuming we decide to round up fractional common shares to the next whole common share), at an exercise price of  $5.00 per common share.

Item 8.   Exhibits
(a) The following documents are filed as part of this registration statement:
1.1	Form of Underwriting Agreement
1.2**	Articles of Association of Auris Medical Holding AG
4.1	Form of Registration Rights Agreement between Auris Medical Holding AG and the shareholders listed therein (incorporated by reference to exhibit 4.1 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on July 21, 2014)
4.2	Warrant Agreement, dated as of March 13, 2018, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 2.2 of the Auris Medical Holding AG Annual Report on Form 20-F filed with the Commission on March 22, 2018)
4.3	Registration Rights Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.3 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on October 11, 2017)
4.4	Purchase Agreement, dated as of May 2, 2018 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on May 2, 2018)
4.5	Registration Rights Agreement, dated as of May 2, 2018 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.2 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on May 2, 2018)
4.6	Form of Pre-Funded Warrant
4.7	Form of Series A Warrant
4.8	Form of Series B Warrant
5.1	Opinion of Walder Wyss, Swiss counsel of Auris Medical Holding AG, as to the validity of the common shares
5.2	Opinion of Davis Polk & Wardwell, LLP, U.S. counsel of Auris Medical Holding AG, as to the validity of the pre-funded warrants, the Series A warrants and Series B warrants
10.1*	Collaboration and License Agreement, dated October 21, 2003, between Auris Medical AG and Xigen SA (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.2*	Co-Ownership and Exploitation Agreement, dated September 29, 2003, between Auris Medical AG and INSERM (incorporated by reference to exhibit 10.2 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.3	Form of Indemnification Agreement (incorporated by reference to exhibit 99.4 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on May 11, 2016)
10.4	Stock Option Plan A (incorporated by reference to exhibit 10.11 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.5	Stock Option Plan C (incorporated by reference to exhibit 10.12 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.6	Equity Incentive Plan, as amended (incorporated by reference to exhibit 99.1 to the Auris Medical Holding AG registration statement on Form S-8 (Registration no. 333-217306) filed with the Commission on April 14, 2017)
10.7	English language translation of Lease Agreement between Auris Medical AG and PSP Management AG (incorporated by reference to exhibit 4.8 of the Auris Medical Holding AG Annual Report on Form 20-F filed with the Commission on March 14, 2017)

10.8	Controlled Equity OfferingSM Sales Agreement, dated as of June 1, 2016, between Auris Medical Holding AG and Cantor Fitzgerald & Co. (incorporated by reference to exhibit 1.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on June 1, 2016)
10.9	Share Lending Agreement, dated as of June 1, 2016, between Thomas Meyer and Cantor Fitzgerald & Co. (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on June 1, 2016)
10.10	Loan and Security Agreement, dated as of July 19, 2016, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG rep ort on Form 6-K filed with the Commission on July 19, 2016)
10.11	Consent and Waiver, dated as of March 8, 2018, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 4.12 of the Auris Medical Holding AG Annual Report on Form 20-F filed with the Commission on March 22, 2018)
10.12	Joinder Agreement dated as of March 13, 2018 to the Loan and Security Agreement, dated as of July 19, 2016, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 4.13 of the Auris Medical Holding AG Annual Report on Form 20-F filed with the Commission on March 22, 2018)
10.13	Share Pledge Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.3 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on July 19, 2016)
10.14	Claims Security Assignment Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.4 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on July 19, 2016)
10.15	Bank Account Claims Security Assignment Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.5 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on July 19, 2016)
10.16	Purchase Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on October 11, 2017)
10.17	Purchase Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.2 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on October 11, 2017)
10.18	Placement Agency Agreement, dated as of January 26, 2018, between Auris Medical Holding AG and Ladenburg Thalmann & Co. Inc. (incorporated by reference to exhibit 1.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on January 30, 2018)
10.19	Securities Purchase Agreement, dated as of January 26, 2018 by and among Auris Medical Holding AG and the investors named therein (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on January 30, 2018)
10.20	Agreement and Plan of Merger, dated as of February 9, 2018, by and among Auris Medical Holding AG and Auris Medical NewCo Holding AG (incorporated by reference to exhibit 99.3 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on February 9, 2018)
10.21	Share Transfer Agreement, dated as of February 9, 2018 by and between Thomas Meyer and Auris Medical Holding AG (incorporated by reference to exhibit 4.22 of the Auris Medical Holding AG Annual Report on Form 20-F filed with the Commission on March 22, 2018)
21.1	List of subsidiaries (incorporated by reference to exhibit 21.1 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
23.1	Consent of Deloitte AG

23.2	Consent of Walder Wyss, Swiss counsel of Auris Medical Holding AG (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell, LLP, U.S. counsel of Auris Medical Holding AG (included in Exhibit 5.2)
24.1**	Powers of attorney (included in the signature page to the registration statement)

*
Confidential treatment granted as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

**
Previously filed.

(b) Financial Statement Schedules
None.
Item 9.   Undertakings
The undersigned hereby undertakes:
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zug, Switzerland on July 12, 2018.
Auris Medical Holding AG
By:	/s/ Thomas Meyer
Name: Thomas Meyer
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on July 12, 2018 in the capacities indicated:
By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer and Director (principal executive officer)
By:	*
	Name:	Hernan Levett
	Title:	Chief Financial Officer (principal financial officer and principal accounting officer)
By:	*
	Name:	Armando Anido
	Title:	Director
By:	*
	Name:	Mats Blom
	Title:	Director
By:	*
	Name:	Alain Munoz
	Title:	Director
By;	*
	Name:	Calvin Roberts
	Title:	Director
By:	*
	Name:	Colleen A. DeVries
	Title:	SVP of Cogency Global Inc. Authorized Representative in the United States
*By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Attorney-in-Fact

EXHIBIT INDEX
The following documents are filed as part of this registration statement:
1.1	Form of Underwriting Agreement
1.2**	Articles of Association of Auris Medical Holding AG
4.1	Form of Registration Rights Agreement between Auris Medical Holding AG and the shareholders listed therein (incorporated by reference to exhibit 4.1 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on July 21, 2014)
4.2	Warrant Agreement, dated as of March 13, 2018, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 2.2 of the Auris Medical Holding AG Annual Report on Form 20-F filed with the Commission on March 22, 2018)
4.3	Registration Rights Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.3 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on October 11, 2017)
4.4	Purchase Agreement, dated as of May 2, 2018 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on May 2, 2018)
4.5	Registration Rights Agreement, dated as of May 2, 2018 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.2 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on May 2, 2018)
4.6	Form of Pre-Funded Warrant
4.7	Form of Series A Warrant
4.8	Form of Series B Warrant
5.1	Opinion of Walder Wyss, Swiss counsel of Auris Medical Holding AG, as to the validity of the common shares
5.2	Opinion of Davis Polk & Wardwell, LLP, U.S. counsel of Auris Medical Holding AG, as to the validity of the pre-funded warrants, the Series A warrants and Series B warrants
10.1*	Collaboration and License Agreement, dated October 21, 2003, between Auris Medical AG and Xigen SA (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.2*	Co-Ownership and Exploitation Agreement, dated September 29, 2003, between Auris Medical AG and INSERM (incorporated by reference to exhibit 10.2 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.3	Form of Indemnification Agreement (incorporated by reference to exhibit 99.4 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on May 11, 2016)
10.4	Stock Option Plan A (incorporated by reference to exhibit 10.11 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.5	Stock Option Plan C (incorporated by reference to exhibit 10.12 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.6	Equity Incentive Plan, as amended (incorporated by reference to exhibit 99.1 to the Auris Medical Holding AG registration statement on Form S-8 (Registration no. 333-217306) filed with the Commission on April 14, 2017)
10.7	English language translation of Lease Agreement between Auris Medical AG and PSP Management AG (incorporated by reference to exhibit 4.8 of the Auris Medical Holding AG Annual Report on Form 20-F filed with the Commission on March 14, 2017)

10.8	Controlled Equity OfferingSM Sales Agreement, dated as of June 1, 2016, between Auris Medical Holding AG and Cantor Fitzgerald & Co. (incorporated by reference to exhibit 1.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on June 1, 2016)
10.9	Share Lending Agreement, dated as of June 1, 2016, between Thomas Meyer and Cantor Fitzgerald & Co. (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on June 1, 2016)
10.10	Loan and Security Agreement, dated as of July 19, 2016, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG rep ort on Form 6-K filed with the Commission on July 19, 2016)
10.11	Consent and Waiver, dated as of March 8, 2018, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 4.12 of the Auris Medical Holding AG Annual Report on Form 20-F filed with the Commission on March 22, 2018)
10.12	Joinder Agreement dated as of March 13, 2018 to the Loan and Security Agreement, dated as of July 19, 2016, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 4.13 of the Auris Medical Holding AG Annual Report on Form 20-F filed with the Commission on March 22, 2018)
10.13	Share Pledge Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.3 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on July 19, 2016)
10.14	Claims Security Assignment Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.4 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on July 19, 2016)
10.15	Bank Account Claims Security Assignment Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.5 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on July 19, 2016)
10.16	Purchase Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on October 11, 2017)
10.17	Purchase Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.2 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on October 11, 2017)
10.18	Placement Agency Agreement, dated as of January 26, 2018, between Auris Medical Holding AG and Ladenburg Thalmann & Co. Inc. (incorporated by reference to exhibit 1.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on January 30, 2018)
10.19	Securities Purchase Agreement, dated as of January 26, 2018 by and among Auris Medical Holding AG and the investors named therein (incorporated by reference to exhibit 10.1 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on January 30, 2018)
10.20	Agreement and Plan of Merger, dated as of February 9, 2018, by and among Auris Medical Holding AG and Auris Medical NewCo Holding AG (incorporated by reference to exhibit 99.3 of the Auris Medical Holding AG report on Form 6-K filed with the Commission on February 9, 2018)
10.21	Share Transfer Agreement, dated as of February 9, 2018 by and between Thomas Meyer and Auris Medical Holding AG (incorporated by reference to exhibit 4.22 of the Auris Medical Holding AG Annual Report on Form 20-F filed with the Commission on March 22, 2018)
21.1	List of subsidiaries (incorporated by reference to exhibit 21.1 of the Auris Medical Holding AG registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
23.1	Consent of Deloitte AG

23.2	Consent of Walder Wyss, Swiss counsel of Auris Medical Holding AG (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell, LLP, U.S. counsel of Auris Medical Holding AG (included in Exhibit 5.2)
24.1**	Powers of attorney (included in the signature page to the registration statement)

*
Confidential treatment granted as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

**
Previously filed.